                                                                     Exhibit 4.4

--------------------------------------------------------------------------------


                                  $900,000,000

                  AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT


                                      among


                     CHEVRON PHILLIPS CHEMICAL COMPANY LLC,
                                 as a Borrower,

                                       and

                      CHEVRON PHILLIPS CHEMICAL COMPANY LP,
                                 as a Borrower,


                            The Lenders Party Hereto,


                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                            THE CHASE MANHATTAN BANK
                                       and
                              ABN AMRO BANK, N.V.,
                            as Co-Syndication Agents,

                                       and

                         NATIONAL WESTMINSTER BANK PLC,
                             as Documentation Agent

                            Dated as of July 3, 2000


--------------------------------------------------------------------------------


                         BANC OF AMERICA SECURITIES LLC

                                       and

                             CHASE SECURITIES INC.,
                 as Joint Lead Arrangers and Joint Book Managers

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.  DEFINITIONS......................................................1
    1.1  Defined Terms.......................................................1
    1.2  Other Definitional Provisions......................................11

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.................................12
    2.1  Commitment.........................................................12
    2.2  Repayment of Loans; Evidence of Debt...............................12
    2.3  Procedure for Revolving Credit Borrowing...........................13
    2.4  Same Day Loans.....................................................14
    2.5  Termination or Reduction of Commitments............................16
    2.6  Optional and Mandatory Prepayments.................................16
    2.7  Conversion and Continuation Options................................17
    2.8  Maximum Number of Tranches.........................................18
    2.9  Fees...............................................................18
    2.10  Interest Rate.....................................................18
    2.11  Computation of Interest and Fees..................................19
    2.12  Inability to Determine Interest Rate..............................19
    2.13  Pro Rata Treatment and Payments...................................20
    2.14  Increased Costs...................................................20
    2.15  Illegality........................................................21
    2.16  Taxes.............................................................22
    2.17  Break Funding Payments............................................23
    2.18  Extension of 364-Day Commitment Termination Date..................24

SECTION 3.  REPRESENTATIONS AND WARRANTIES..................................25
    3.1  Corporate Existence and Power......................................25
    3.2  Corporate and Governmental Authorization; Contravention............25
    3.3  Enforceability.....................................................26
    3.4  Litigation.........................................................26
    3.5  Financial Statements; No Material Change...........................26
    3.6  Employee Benefit Plans.............................................26
    3.7  Taxes..............................................................27
    3.8  Material Subsidiaries..............................................27
    3.9  Investment Company Act.............................................27
    3.10  Regulation U......................................................28
    3.11  Compliance with Laws.  ...........................................28
    3.12  Purpose of Loans..................................................28

SECTION 4.  CONDITIONS PRECEDENT............................................28
    4.1  Conditions to Effectiveness of Agreement...........................28
    4.2  Conditions to Each Loan............................................29

                                                                            Page

SECTION 5.  AFFIRMATIVE COVENANTS OF THE BORROWERS..........................30
    5.1  Obligations........................................................30
    5.2  Financial Reporting Requirements...................................30
    5.3  Notices............................................................31
    5.4  Maintenance of Property; Insurance.................................31
    5.5  Compliance with Laws...............................................31
    5.6  Books and Records..................................................32
    5.7  Further Assurances.................................................32

SECTION 6.  NEGATIVE COVENANTS OF THE BORROWERS.............................32
    6.1  Negative Pledge....................................................32
    6.2  Consolidations, Mergers and Sales of Assets........................33

SECTION 7.  EVENTS OF DEFAULT...............................................33

SECTION 8.  THE ADMINISTRATIVE AGENT........................................35
    8.1  Appointment of Administrative Agent; No Other Duties...............35
    8.2  Delegation of Duties...............................................35
    8.3  Exculpatory Provisions.............................................35
    8.4  Reliance by Administrative Agent...................................36
    8.5  Notice of Default..................................................36
    8.6  Non-Reliance on Administrative Agent and Other Lenders.............37
    8.7  Indemnification....................................................37
    8.8  Administrative Agent in Its Individual Capacity....................38
    8.9  Successor or Substitute Administrative Agent.......................38
    8.10 Co-Syndication Agents; Documentation Agent; Lead Arrangers.........39

SECTION 9.  MISCELLANEOUS...................................................39
    9.1  Amendments and Waivers.............................................39
    9.2  Notices............................................................40
    9.3  No Waiver; Cumulative Remedies.....................................41
    9.4  Confidentiality....................................................41
    9.5  Payment of Expenses; Indemnification...............................42
    9.6  Successors and Assigns; Participations; Purchasing Lenders.........42
    9.7  Adjustments; Set-off...............................................45
    9.8  Counterparts.......................................................45
    9.9  GOVERNING LAW......................................................45
    9.10  Jurisdiction; Venue...............................................46
    9.11  Survival and Termination of Agreement.............................46
    9.12  Entire Agreement..................................................47
    9.13  WAIVER OF JURY TRIAL..............................................47
    9.14  Severability......................................................47
    9.15  Joint and Several Liability.......................................47

                                                                            Page

SCHEDULE I     Lender Information

ANNEX A        Pricing Grid

EXHIBIT A      Form of Note
EXHIBIT B      Form of Assignment and Acceptance
EXHIBIT C      Form of Closing Certificate
EXHIBIT D      Form of Secretary's Certificate
EXHIBIT E      Form of Opinion of Simpson Thacher & Bartlett
EXHIBIT F      Form of Borrowing Request
EXHIBIT G      Form of Exemption Certificate
EXHIBIT H      Form of Same Day Borrowing Request
EXHIBIT I      Form of Conversion or Continuation Request

                  AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT, dated as of July 3, 2000, among CHEVRON PHILLIPS CHEMICAL COMPANY LLC, a Delaware limited liability company (the "LLC"), CHEVRON PHILLIPS CHEMICAL COMPANY LP, a Delaware limited partnership which is wholly-owned, indirectly, by the LLC (the "LP"; and together with the LLC, the "Borrowers" and, each, a "Borrower"), the several lenders from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender"), BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent"), THE CHASE MANHATTAN BANK and ABN AMRO BANK, N.V., as co-syndication agents (the "Co-Syndication Agents"), and NATIONAL WESTMINSTER BANK PLC, as documentation agent (the "Documentation Agent").

                                 R E C I T A L S

                  WHEREAS, Borrowers, Administrative Agent and the lenders and agents party thereto have entered into the Existing 364-Day Credit Agreement (as defined herein); and

                  WHEREAS, Borrowers, Administrative Agent and the lenders and agents party hereto desire to modify, amend and restate the terms of the Existing 364-Day Credit Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, the parties hereto hereby agree to amend and restate the Existing 364-Day Credit Agreement in its entirety as follows:


                  SECTION 1.  DEFINITIONS

                  1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": when used in reference to any Loan or borrowing, refers to whether such Loan, or the Loans comprising such borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate

                  "Administrative Agent": as defined in the preamble.

                  "Administrative Agent-Related Person": as defined in subsection 8.3.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agent's Fees": as defined in subsection 2.9(c).

                  "Agreement": this 364-Day Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Alternate Base Rate": for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. "Federal Funds Effective Rate": as used in this definition, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. "Prime Rate": as used in this definition, the rate of interest per annum publicly announced from time to time by Bank of America, N.A. as its "prime rate" in New York City. Such "prime rate" is a rate set by Bank of America, N.A., based upon various factors, including Bank of America, N.A.'s cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America, N.A., shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Applicable Commitment Fee Rate": the "Applicable Commitment Fee Rate" determined in accordance with the Pricing Grid.

                  "Applicable Eurodollar Margin": for each Eurodollar Loan, the applicable rate per annum set forth on the Pricing Grid.

                  "Applicable Utilization Fee Rate": the "Applicable Utilization Fee Rate" determined in accordance with the Pricing Grid.

                  "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit B; collectively, the "Assignments and Acceptances".

                  "Available Commitment": as to any Lender, at a particular time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment at such time, minus (b) the aggregate unpaid principal amount at such time of all Loans of such Lender, and minus
         (c) an amount equal to such Lender's Commitment Percentage of the aggregate unpaid principal amount at such time of all Same Day Loans, provided that for purposes of calculating Available Commitments for purposes of subsection 2.9(a), such amount under clauses (b) and (c) consisting of Same Day Loans shall be zero; collectively, the "Available Commitments".

                  "Borrower(s)":  as defined in the preamble.

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3 as a date on which a Borrower requests the Lenders to make Loans hereunder.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Stock": with respect to any Person, any and all shares, interests, participations, rights in or other equivalents in the equity interests (however designated) in such Person, and any warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

                  "Chevron":  Chevron Corporation, a Delaware corporation.

                  "Chevron U.S.A.": Chevron U.S.A. Inc., a Pennsylvania corporation.

                  "Closing Date":  July 3, 2000.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Co-Syndication Agent":  as defined in the preamble.

                  "Commitment": as to any Lender, its obligation to make Loans to the Borrowers pursuant to subsection 2.1 and to make or participate in Same Day Loans pursuant to subsection 2.4, in each case in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name on Schedule I, as such amount may change from time to time as provided herein; provided that the Commitments shall not at any time exceed $900,000,000 in the aggregate; collectively, the "Commitments"; provided further, that the Commitments with respect to Same Day Loans shall not at any time exceed $50,000,000 in the aggregate.

                  "Commitment Fee": as defined in subsection 2.9(a); collectively, the "Commitment Fees".


                  "Commitment Percentage": at a particular time, as to any Lender, the percentage of the aggregate Commitments in effect at such time constituted by such Lender's Commitment.

                  "Commitment Period": the period from and including the Closing Date to but not including the 364-Day Commitment Termination Date or such earlier date as all the Commitments shall terminate as provided herein.

                  "Commitment Utilization Percentage": on any day the percentage equivalent to a fraction (a) the numerator of which is the sum of the aggregate outstanding principal amount of (i) the Loans, excluding the Term-out Loans, and (ii) the Three-Year Loans; and (b) the denominator of which is the sum of (y) the aggregate Commitments, excluding the aggregate Commitments with respect to the Term-out Loans (or, on any day after termination of the Commitments pursuant to Section 7, the aggregate Commitments in effect immediately preceding such termination, excluding the aggregate Commitments with respect to the Term-out Loans) and (z) the aggregate Three-Year Commitments (or, on any day after termination of the Three-Year Commitments pursuant to Section 7, the aggregate Three-Year Commitments in effect immediately preceding such termination).

                  "Common Stock": of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Confidential Information":  as defined in subsection 9.4.

                  "Consolidated Net Assets": at any date, the total amount (without duplication) of assets of the LLC and its Subsidiaries after deducting therefrom (a) all current liabilities (without duplication) of the LLC and its Subsidiaries (excluding any thereof which are by their terms extendible or renewable at the option of the LLC or the applicable Subsidiary, as the case may be, to a time more than 12 months after the time as of which the amount thereof is being computed), and (b) total prepaid expenses and deferred charges of the LLC and its Subsidiaries.

                  "Continuing Lender": as defined in subsection 2.18(b).

                  "Contribution Agreement": the contribution agreement, dated as of May 23, 2000, by and among Chevron, Phillips and the LLC, as in effect on the date hereof.

                  "CP Proceeds": the net proceeds received by a Borrower from the issuance of any commercial paper to the extent such proceeds are not used to repay outstanding commercial paper maturing on the date of receipt of such proceeds.

                  "Debt": as to any Person, at any date, without duplication,
         (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, and (v) all Debt of others Guaranteed by such Person.

                  "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Documentation Agent": as defined in the preamble.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Early Commitment Termination Date": as defined in subsection 2.5(b).

                  "Effective Date": August 14, 2000 (the date Administrative Agent has received from each of the other parties hereto a counterpart hereof signed by such party or facsimile or other written confirmation satisfactory to Administrative Agent confirming that such party has signed a counterpart hereof).

                  "Environmental Laws": mean any and all principles of common law and any and all laws, statutes, ordinances, rules, regulations, orders, decrees, judgments, injunctions or binding agreements of any Governmental Authority pertaining to the protection or reclamation of the natural environment or to Hazardous Materials in any and all jurisdictions in which the Borrowers and their Subsidiaries own property or conduct business, including, without limitation, the Clean Air Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Federal Water Pollution Control Act, the Occupational Safety and Health Act of 1970, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous & Solid Waste Amendments Act of 1984, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Oil Pollution Act of 1990, any state or local laws implementing or substantially equivalent to the foregoing federal laws, and all other environmental conservation or protection laws, all as amended from time to time.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate": any trade or business (whether or not incorporated) that, together with either Borrower, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event": (a) any "reportable event", as defined in
         Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived under the regulations); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by either Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by either Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by either Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by either Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from either Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar": when used in reference to any Loan or borrowing, refers to whether such Loan, or the Loans comprising such borrowing, are bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate": with respect to an Interest Period pertaining to any Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page of the Telerate screen (or otherwise on the Telerate Service), the "Eurodollar Rate" with respect to such Eurodollar borrowing for such Interest Period shall be the average of the rates at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London offices of the Reference Banks (or, if any Reference Bank does not at the time maintain a London office, the principal London office of any affiliate of such Reference Bank) for immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Event of Default":  as defined in Section 7.

                  "Excess Utilization Day": each day on which the Commitment Utilization Percentage exceeds 33%.

                  "Existing Commitment Termination Date": as defined in subsection 2.18(a).

                  "Existing 364-Day Credit Agreement": the 364-Day Credit Agreement dated as of July 3, 2000, among the Borrowers, the Lenders party thereto, Bank of America, N.A., as administrative agent, The Chase Manhattan Bank, as syndication agent, and ABN AMRO Bank, N.V., as documentation agent.

                  "Fee Letters":  as defined in subsection 2.9(c).

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee": as to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business or performance, surety and similar bonds or completion guarantees provided in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hazardous Materials" means (a) any chemicals, materials or substances defined or as included in the definition of "hazardous substances," "hazardous materials," "toxic substances," or words of similar import, under any Environmental Law; (b) radioactive materials (other than naturally occurring radioactive materials below threshold regulated levels), asbestos in any form that is or could be friable, polychlorinated biphenyls, radon, mercury, lead-based paint; and (c) regulated constituents or substances in concentrations or levels that exceed numeric or risk-based standards established pursuant to Environmental Laws.

                  "Highest Lawful Rate": with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to any Loan hereunder or on other amounts, if any, due to such Lender pursuant to this Agreement or any Note under applicable law. "Applicable law": as used in this definition, with respect to each Lender, that law in effect from time to time that permits the charging and collection by such Lender of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including, without limitation, the laws of each State that may be held to be applicable, and of the United States of America, if applicable.

                  "Initial Loans": Loans made to a Borrower for the purpose described in subsection 3.12(i).

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan in respect of which the applicable Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, (c) as to any Eurodollar Loan in respect of which the applicable Borrower has selected an Interest Period longer than 3 months, each date which is three months, or a whole multiple thereof, from the first day of such Interest Period and the last day of such Interest Period, and (d) with respect to any Same Day Loan, the last day of such Interest Period.

                  "Interest Period":  (a)  with respect to any Eurodollar Loan:

                               (i) initially, the period commencing on the
                  Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the applicable Borrower in its notice of borrowing or notice of conversion, as the case may be, given pursuant to subsection 2.3 or 2.7, respectively; and

                           (ii) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loan, and ending one, two, three or six months thereafter, as selected by the applicable Borrower in its notice of continuation given pursuant to subsection 2.7;

                  (b) with respect to any ABR Loan, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such ABR Loan and ending on the day next preceding the date on which such ABR Loan is converted into a Eurodollar Loan pursuant to subsection 2.7;

                  (c) with respect to any Same Day Loan, the period commencing on the Borrowing Date with respect to such Same Day Loan and ending on a Business Day not later than 15 days after such Borrowing Date as selected by the applicable Borrower in its notice of borrowing or if the applicable Borrower does not specify an Interest Period in its notice of borrowing, ending on the first Business Day after such Borrowing Date;

         provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                               (i) if any Interest Period would otherwise end on
                  a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless, with respect to Eurodollar Loans, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                                 (ii)  any Interest Period pertaining to a
                  Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                                (iii) notwithstanding anything to the contrary in this definition of "Interest Period" and except as provided in subsection 2.2(a), any Interest Period that would otherwise extend beyond the 364-Day Commitment Termination Date shall end on the 364-Day Commitment Termination Date.

                  "Investment Grade Rating": ratings of at least BBB- by S&P (with not less than a stable outlook) and Baa3 by Moodys.

                  "Lead Arrangers": Banc of America Securities LLC and Chase Securities Inc.

                  "Lender": as defined in the preamble hereto; collectively, the "Lenders". Unless the context otherwise requires, the term "Lenders" includes the Same Day Lender.

                  "Lien": with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "LLC":  as defined in the preamble.

                  "Loans": any loan made by a Lender (including the Same Day Lender) hereunder; each, a "Loan".

                  "LP":  as defined in the preamble.

                  "Material Subsidiary": at any time, any Subsidiary which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

                  "Money Market Rate": for any Interest Period, with respect to any Same Day Loan, the fixed rate of interest per annum quoted by the Administrative Agent to the applicable Borrower to be the fixed rate of interest for such Same Day Loan at approximately 3:00 PM, New York City time, on the relevant Borrowing Date.

                  "Moody's": Moody's Investors Service, Inc., and its successors.

                  "Multiemployer Plan": a multiemployer plan as defined in
         Section 4001(a)(3) of ERISA.

                  "Non-U.S. Lender" as defined in subsection 2.16(b).

                  "Note": as defined in subsection 2.2(e); collectively, the "Notes".

                  "Participant":  as defined in subsection 9.6(b).

                  "Permitted Encumbrances": (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with subsection 5.1; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with subsection 5.1; (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;
         (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrowers or any of their respective Subsidiaries; (f) any Lien arising out of judgements or awards against a Borrower or any Subsidiary with respect to which such Borrower or such Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review to the extent such proceeding has not resulted in an Event of Default under subsection 7(i); and (g) Liens not otherwise covered by clauses (a) - (f) inclusive which are incidental to the conduct of the business of the Borrowers and their Subsidiaries or the ownership of their assets which do not in the aggregate materially detract from the value of such assets or materially impair their use in the operation of such Borrower's or such Subsidiary's business; provided that the term "Permitted Encumbrances" shall not include any Lien securing Debt.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PBGC": the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Phillips": Phillips Petroleum Company, a Delaware corporation.

                  "Plan": any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
         Section 412 of the Code or Section 302 of ERISA, and in respect of which either Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pricing Grid":  the Pricing Grid attached hereto as Annex A.

                  "Purchasing Lender":  as defined in subsection 9.6(c).

                  "Reference Banks": Bank of America, N.A., ABN AMRO Bank, N.V., The Chase Manhattan Bank and such other banks acceptable to the Borrowers designated by the Administrative Agent from time to time.

                  "Register":  as defined in subsection 9.6(d).

                  "Requested Commitment Termination Date": as defined in subsection 2.18(a).

                  "Required Lenders": at a particular time, (a) prior to the 364-Day Commitment Termination Date, Lenders, the Commitment Percentages of which aggregate more than 50% and (b) if the Commitments have been terminated and there are Loans outstanding, Lenders holding Loans aggregating more than 50% of the aggregate outstanding principal amount of Loans.

                  "S&P": Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc., and its successors.

                  "Same Day Lender": Bank of America, N.A., in its capacity as lender of Same Day Loans hereunder.

                  "Same Day Loan": a Loan made pursuant to subsection 2.04.

                  "Senior Debt": the LLC's and LP's joint and several senior unsecured, non-credit enhanced, long term debt for which a rating has been established by Moody's and/or S&P as provided in the Pricing Grid.

                  "Subsidiary": as to each Borrower, any corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Borrower.

                  "Successor":  as defined in subsection 6.2.

                  "Terminating Lender": as defined in subsection 2.18(a).

                  "Term-out Loans": Loans the principal amount of which the Borrowers allow to remain outstanding after the 364-Day Commitment Termination Date, but prior to the first anniversary of the 364-Day Commitment Termination Date, in accordance with subsection 2.2(a).

                  "Three-Year Credit Agreement": the Amended and Restated Three-Year Credit Agreement, dated as of the date hereof, among LLC and LP, each as a borrower, the several lenders from time to time parties thereto, Bank of America, N.A., as administrative agent, The Chase Manhattan Bank and ABN AMRO Bank, N.V., as co-syndication agents, National Westminster Bank Plc, as documentation agent, and Banc of America Securities LLC and Chase Securities Inc., as joint lead arrangers and joint book managers.

                  "364-Day Commitment Termination Date":  July 2, 2001.

                  "Tranche": the collective reference to Eurodollar Loans, the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not the Loans comprising any such Tranche were originally made on the same day).

                  "Transferee":  as defined in subsection 9.6(f).

                  "Transfer Effective Date": as defined in each Assignment and Acceptance.

                  "Type": as to any Loan its nature as a Eurodollar Loan, an ABR Loan or a Same Day Loan.

                  "Voting Stock": any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

               1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

               (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to each Borrower and its respective Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

               (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

               (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               (e) The insertion of the term "Three-Year" before any capitalized term herein shall mean that such capitalized term shall have the meaning herein that it has in the Three-Year Credit Agreement.


                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

               2.1 COMMITMENT. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make Loans to the Borrowers from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Commitment Percentage of the outstanding Same Day Loans, does not exceed the amount of such Lender's then current Commitment; provided, that the aggregate amount of the Loans outstanding shall not at any time exceed the aggregate amount of the Commitments. During the Commitment Period, each Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

               (b) The Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans, (iii) a combination thereof, or (iv) Same Day Loans, as determined by the applicable Borrower, and notified to the Administrative Agent in accordance with subsection 2.3, 2.4 or 2.7; provided, that unless the Borrowers have given notice to extend payment of the principal amount of the Loans until the first anniversary of the 364-Day Commitment Termination Date in accordance with subsection 2.2(a), no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the 364-Day Commitment Termination Date.

               (c) No Borrower may borrow under the Commitments (including, without limitation, Same Day Loans) unless and until the aggregate Three-Year Available Commitment equals zero.

               2.2 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrowers, jointly and severally, hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Loans of such Lender on the 364-Day Commitment Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 7). The Borrowers, jointly and severally, hereby unconditionally promise to the Same Day Lender to pay the then unpaid principal amount of each Same Day Loan on the earlier of the 364-Day Commitment Termination Date and the first Business Day after the Borrowing Date for such Same Day Loan or, if an Interest Period was selected in the applicable Borrower's notice of borrowing for such Same Day Loan, the last day of such Interest Period. The Borrowers, jointly and severally, hereby further agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection
2.10. The Borrowers may, upon written notice to the Administrative Agent given at least 30 days prior to the 364-Day Commitment Termination Date, extend the date upon which the principal amount of the Loans of all the Lenders outstanding as of the 364-Day Commitment Termination Date will be due and payable to the first anniversary of the 364-Day Commitment Termination Date. If the Borrowers give notice to the Administrative Agent in accordance with the preceding sentence, the Borrowers , jointly and severally, hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Loans of such Lender on the first anniversary of the 364-Day Commitment Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 7).

               (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

               (c) The Administrative Agent shall maintain the Register pursuant to subsection 9.6(d) in which shall be recorded with respect to each Borrower
(i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from such Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from such Borrower and each Lender's share thereof.

               (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to either Borrower by such Lender in accordance with the terms of this Agreement.

               (e) The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender a promissory note of the Borrowers evidencing the Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Note").

               2.3 PROCEDURE FOR REVOLVING CREDIT BORROWING. (a) Each Borrower may borrow under the Commitments during the Commitment Period on any Business Day; provided, that the applicable Borrower shall give the Administrative Agent irrevocable written notice, substantially in the form of Exhibit F hereto, (i) prior to 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans and (ii) prior to 1:00 P.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans, specifying (A) the amount to be borrowed, (B) the requested Borrowing Date, (C) whether the borrowing is to be a Eurodollar Loan, an ABR Loan, or a combination thereof and (D) the length of the Interest Period for each Eurodollar Loan included in such notice. If no election as to the Type of borrowing is specified, then the requested borrowing shall be an ABR borrowing. If no Interest Period is specified with respect to any requested Eurodollar borrowing, then the Interest Period shall be deemed to be one month. Each Eurodollar or ABR borrowing under the Commitments shall be in an aggregate principal amount of the lesser of
(1) $10,000,000 or a whole multiple of $1,000,000 in excess thereof, and (2) the then Available Commitments.

               (b) Upon receipt of such notice from the applicable Borrower, the Administrative Agent shall promptly notify each Lender thereof (but in any event no later than (i) the date of receipt of such notice from such Borrower in the case of Eurodollar Loans and (ii) 2:00 P.M., New York City time, on the requested Borrowing Date in the case of ABR Loans). Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of such Borrower at the office of the Administrative Agent set forth in subsection 9.2 prior to (i) 3:00 P.M., New York City time, in the case of ABR Loans, and (ii) 12:00 Noon, New York City time, in the case of Eurodollar Loans on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent in Dollars. The proceeds of all such Loans will then be made available to such Borrower by the Administrative Agent by crediting the account of such Borrower on the books of the Administrative Agent, or such other account of such Borrower as shall have been designated by such Borrower to the Administrative Agent.

               (c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a proposed Borrowing Date that such Lender will not make available to the Administrative Agent the amount which would constitute its Commitment Percentage of the borrowing on such Borrowing Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower an amount equal to such Lender's Commitment Percentage of the borrowing on such Borrowing Date. The Administrative Agent shall notify such Borrower as promptly as practicable if such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent on such Borrowing Date. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average overnight federal funds rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Lender's Commitment Percentage of such borrowing (minus the amount, if any, which such Lender has made available to the Administrative Agent), times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 2.3(c) shall be prima facie evidence of the accuracy of the information set forth therein, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover the amount of such Lender's Commitment Percentage of such borrowing (minus the amount, if any, which such Lender had made available to the Administrative Agent) on demand from such Borrower with interest thereon (i) for the period from and including such Borrowing Date to the date one day after such demand, at a rate per annum equal to the daily average overnight federal funds rate during such period as quoted by the Administrative Agent and calculated on the basis of a 360-day year for the actual days elapsed and (ii) thereafter, at the rate per annum applicable to ABR Loans hereunder. Nothing contained in this subsection 2.3(c) shall prejudice in any manner whatsoever any right or remedy of such Borrower against such Lender.

               2.4 SAME DAY LOANS. (a) Subject to the terms and conditions set forth herein, the Same Day Lender agrees to make Same Day Loans to the Borrowers from time to time during the Commitment Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Same Day Loans exceeding $50,000,000 or (ii) the aggregate principal amount of outstanding Loans exceeding $900,000,000. Same Day borrowings under the Commitments shall be in an aggregate principal amount of the lesser of (1) $1,000,000, and (2) the then Available Commitments with respect to Same Day Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Same Day Loans.

               (b) To request a Same Day Loan, a Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy in a form substantially the same as Exhibit H), not later than 2:00 P.M., New York City time, on the day of a proposed Same Day Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business
Day), amount of the requested Same Day Loan and any Interest Period selected. The Administrative Agent will promptly advise the Same Day Lender of any such notice received from such Borrower. The Same Day Lender shall make each Same Day Loan available to such Borrower by means of a credit to the general deposit account of such Borrower with the Same Day Lender by 3:00 P.M., New York City time, on the requested date of such Same Day Loan. Subject to Section 2.4(c), each payment (including each prepayment) by either Borrower on account of Same Day Loans shall be made to the Same Day Lender for the Same Day Lender's sole account.

               (c) The Same Day Lender may by written notice given to the Administrative Agent not later than 1:00 P.M., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Same Day Loans outstanding. Such notice shall specify the aggregate amount of Same Day Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Commitment Percentage of such Same Day Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Same Day Lender, such Lender's Commitment Percentage of such Same Day Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Same Day Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds by 3:00 P.M., New York City time, on the date of receipt of the notice referenced above, to the account of the Same Day Lender most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Same Day Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Same Day Loan shall be made to the Administrative Agent and not to the Same Day Lender. Any amounts received by the Same Day Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Same Day Loan after receipt by the Same Day Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Same Day Lender, as their interests may appear. The purchase of participations in a Same Day Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof. Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Same Day Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Same Day Loan was made and such Lender shall have notified the Same Day Lender in writing, at least one Business Day prior to the time such Same Day Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Same Day Loans made while such Event of Default is continuing.

               2.5 TERMINATION OR REDUCTION OF COMMITMENTS. (a) The Borrowers shall have the right, upon not less than five Business Days' written notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount thereof; provided, (i) that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the amount of the Commitments then in effect, and (ii) any reduction pursuant to subsections 2.5(a) and (b) shall be applied in equal amounts between the Commitments and the Three-Year Commitments. Any such reduction shall be in an amount of $10,000,000, or a whole multiple of $5,000,000 in excess thereof, and shall reduce permanently the amount of such Commitments then in effect.

               (b) Unless an Event of Default has occurred and is continuing, the Borrowers shall have the right, in their sole discretion, to terminate the Commitment of any Lender by giving the Administrative Agent and such Lender a written notice setting forth its election and a termination date (the "Early Commitment Termination Date"), which date shall not be earlier than 30 days after the date on which such notice has been given, except as otherwise provided in subsections 2.14(c), 2.15 and 2.16(f). On the Early Commitment Termination Date, such Lender's Commitment shall terminate and the Borrowers shall (i) prepay all of such Lender's outstanding Loans together with interest thereon accrued to such Early Commitment Termination Date and any amounts payable pursuant to subsection 2.17, (ii) pay all Commitment Fees accrued to such Early Commitment Termination Date with respect to such Lender's Commitment and (iii) pay all amounts then owing to such Lender pursuant to subsections 2.14, 2.16,
2.17 and 9.5 for which demand has been made to the Borrowers prior to such Early Commitment Termination Date. Upon termination of such Lender's Commitment in accordance with this subsection 2.5(b), such Lender shall cease to be a party hereto.

               (c) In the event that the Borrowers elect to terminate the Commitment of any Lender pursuant to subsection 2.5(b), the Borrowers shall have the right, in their sole discretion, upon notice to the Administrative Agent, to request one or more Lenders or Purchasing Lenders, or to seek another lender, to acquire, pursuant to subsection 9.6(c), such terminated Commitment and all amounts owing to such Lender in respect of its Loans hereunder; provided, however, that if such terminated Commitments are in the aggregate greater than 15% of the then aggregate Commitments, the Borrowers will replace such terminated Lender or Lenders with one or more replacement lenders (which may be a Lender or Lenders) which will acquire on the date of such termination, pursuant to subsection 9.6(c), an amount of such terminated Commitment or Commitments, as applicable, which will result in the then aggregate Commitments, after giving effect to such acquisition, being at least 85% of the aggregate Commitments as of the Closing Date (as the same may be reduced pursuant to subsection 2.5(a), but excluding any reductions pursuant to subsection 2.5(b)).

               2.6 OPTIONAL AND MANDATORY PREPAYMENTS. (a) Optional Prepayments. The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty upon (i) in the case of Eurodollar Loans, at least three Business Days' irrevocable written notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or a combination of Eurodollar Loans and ABR Loans, and if a combination thereof, the amount of prepayment allocable to each, (ii) in the case of ABR Loans, at least one Business Day's irrevocable written notice to the Administrative Agent, specifying the date and amount of prepayment and (iii) in the case of Same Day Loans, upon irrevocable written notice to the Administrative Agent received no later than 1:00 P.M. on the day of such prepayment, specifying the date and amount of prepayment. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the payment amount specified in such notice shall be due and payable on the date specified therein, together with any interest thereon accrued to such prepayment date and any amounts payable pursuant to subsection 2.17.

               (b) Mandatory Prepayments. (i) If, after giving effect to any termination or reduction of the Commitments pursuant to subsection 2.5, the aggregate outstanding principal amount of the Loans exceeds the Commitments as so reduced, the Borrowers shall, simultaneously with any such termination or reduction of the Commitments pay or prepay an amount equal to such excess together with interest thereon accrued to such date of payment or prepayment and any amount payable pursuant to subsection 2.17.

            (ii) The Borrowers shall provide irrevocable written notice to the Administrative Agent in accordance with subsection 2.6(a)(i) and apply any CP Proceeds to prepay any outstanding Initial Loans. If such notice is given, the payment amount specified in such notice shall be due and payable on the date specified therein, together with any interest thereon accrued to such prepayment date and any amounts payable pursuant to subsection 2.17.

               2.7 CONVERSION AND CONTINUATION OPTIONS. (a) Each Borrower may elect from time to time to convert its Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice, in a form substantially the same as Exhibit I, of such election by 1:00 PM, New York City time, on a Business Day; provided, that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. Each Borrower may elect from time to time convert its ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Eurodollar Loans and ABR Loans may be converted as provided herein; provided, that no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing if the Administrative Agent, upon the request of the Required Lenders, shall determine not to permit such conversions.

               (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the applicable Borrower giving notice, in a form substantially the same as Exhibit I, to the Administrative Agent, in accordance with the appropriate notification provisions therefor set forth in subsection 2.7(a), of the length of the next Interest Period to be applicable to such Loans; provided, that if the applicable Borrower shall fail to give any required notice as described above in this paragraph, such Loans shall automatically be continued as Eurodollar Loans with an Interest Period of one month; provided, further, that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing if the Administrative Agent, upon the request of the Required Lenders, shall determine not to permit such continuations; and further provided, that if such continuation is not permitted pursuant to the preceding proviso, such Loans shall automatically be converted to ABR Loans.

               (c) This subsection 2.7 shall not apply to Same Day Loans, which may not be converted or continued.

               2.8 MAXIMUM NUMBER OF TRANCHES. All conversions and continuations of Loans outstanding at any one time hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, there shall be no more than 15 Tranches.

               2.9 FEES. (a) The Borrowers agree to pay to the Administrative Agent for the ratable account of each Lender a commitment fee (the "Commitment Fee") from and including the first day of the Commitment Period to the 364-Day Commitment Termination Date, at the rate per annum equal to the Applicable Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made. Such Commitment Fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the 364-Day Commitment Termination Date or such earlier date as the Commitment of such Lender shall terminate as provided herein, commencing on the first of such dates to occur after the Closing Date.

               (b) The Borrowers agree to pay to the Administrative Agent for the ratable account of each Lender, a utilization fee (a "Utilization Fee") at a rate per annum equal to the Applicable Utilization Fee Rate for each Excess Utilization Day on the outstanding Loans of such Lender on such Excess Utilization Day during the period for which payment is made. Such Utilization Fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the 364-Day Commitment Termination Date or such earlier date as the Commitment of such Lender shall terminate as provided herein, commencing on the first of such dates to occur after the Closing Date.

               (c) The Borrowers agree to pay to the Documentation Agent, the Co-Syndication Agents, the Administrative Agent and the Lead Arrangers, for their own respective accounts, the fees heretofore agreed in writing (including, without limitation, in the case of the Administrative Agent, pursuant to the Administrative Agent's fee letter dated as of June 19, 2000 (the "Fee Letter")) with each of the Documentation Agent, the Co-Syndication Agents, the Administrative Agent and the Lead Arrangers (any such fees, an "Agent's Fee" and, collectively, the "Agents' Fees").

                  2.10 INTEREST RATE. (a) Each Eurodollar Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Eurodollar Margin.

               (b) Each Same Day Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Money Market Rate plus the Applicable Eurodollar Margin; provided, however, that, at any time as there shall be a Same Day Loan outstanding past the date such Same Day Loan is due and payable or there shall have occurred and be continuing an Event of Default, each Same Day Loan as to which the Lenders shall have acquired participations pursuant to subsection 2.4(c) shall bear interest from and after the earlier of
(i) the date after which such Same Day Loan is due and payable or (ii) the date on which such Event of Default shall have occurred, in each case at a rate per annum equal to the Alternate Base Rate.

               (c) Each ABR Loan shall bear interest at a rate per annum equal to the Alternate Base Rate.

               (d) If all or a portion of the principal amount of or any interest on any Loan shall not be paid when due (without regard to any applicable grace periods, whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of any Lender under Section 7, bear interest at a rate per annum equal to the rate which would otherwise be applicable pursuant to subsection 2.10(a), (b) or (c), as applicable, plus 2%, in each case from the date of nonpayment until paid in full (as well after as before judgment).

               (e) Interest on each Loan shall be payable in arrears on each Interest Payment Date with respect thereto.

               2.11 COMPUTATION OF INTEREST AND FEES. (a) Interest in respect of the ABR Loans shall be calculated on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed. Interest in respect of Eurodollar Loans, Same Day Loans, Commitment Fees and Utilization Fees shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Applicable Eurodollar Margin shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such Applicable Eurodollar Margin changes as provided herein, as the case may be. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of the effective date and the amount of each such change.

               (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. Upon the request of a Borrower, the Administrative Agent shall deliver to the Borrowers a statement showing the determination of any interest rate pursuant to subsections 2.10(a), (b) or (c), as applicable.

               2.12 INABILITY TO DETERMINE INTEREST RATE. In the event that prior to the first day of any Interest Period with respect to a Eurodollar Loan:

                      (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                     (ii) the Administrative Agent shall have received notice prior to the first day of such Interest Period from the Required Lenders that the interest rate determined pursuant to subsection 2.10(a) for such Interest Period does not accurately reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining Eurodollar Loans during such Interest Period, with respect to a Loan that is to be made as or converted to or continued as a Eurodollar Loan, the Administrative Agent shall forthwith give telecopy or telephonic notice of such determination to the Borrowers and each Lender at least one day prior to the relevant Borrowing Date, conversion date or continuation date for such Eurodollar Loan. If such notice is given, any Loan that is to be made as or converted to or continued as a Eurodollar Loan shall be made as or converted to an ABR Loan.

               2.13 PRO RATA TREATMENT AND PAYMENTS. (a) Except as provided by subsection 2.4, each borrowing by either Borrower from the Lenders hereunder and, except as otherwise provided by subsection 2.5(b), in the Fee Letter or by subsection 2.9(c), each payment by either Borrower on account of any fee payable hereunder in respect of the Commitments and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the respective Commitment Percentages of the Lenders. Except as otherwise provided in subsections 2.4 and 2.5(b), each payment (including each prepayment) by either Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

               (b) All payments (including prepayments) to be made by either Borrowers hereunder and under any Notes on account of principal, interest and fees shall be made prior to 3:00 PM, New York City time, on the date when due without set-off or counterclaim and shall be made to the Administrative Agent (except payments to be made directly to the Same Day Lender as expressly provided in this Agreement), for the account of the Lenders (or, in the case of payments made pursuant to subsection 2.5(b), for the account of each Lender whose Commitment has been terminated pursuant to any such subsection or in the case of Agents' Fees, to each respective agent as agreed in writing), at the Administrative Agent's office set forth in subsection 9.2, in lawful money of the United States of America and in immediately available funds. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Administrative Agent shall distribute such payments to each Lender promptly upon receipt in like funds as received.

               (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of accrued interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

               2.14 INCREASED COSTS. (a) If the adoption of any applicable law, rule or regulation after the date of this Agreement, or any change in any law, rule or regulation, or in the interpretation, application or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, application or administration thereof after the date of this Agreement, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency made after the date of this Agreement shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System or any Person or Persons performing similar functions with respect to a foreign bank) against assets of, deposits with or for the account of, or credit extended by, any Lender which are not otherwise included in the determination of the applicable Eurodollar Rate hereunder, or shall impose any other condition (including, without limitation, any assessment for deposit insurance under any applicable laws) regarding this Agreement; and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Eurodollar Loans, then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable.

               (b) If any Lender shall have determined reasonably and in good faith that the adoption of any law, rule, regulation or guideline regarding capital adequacy after the date of this Agreement, or any change in any of the foregoing after the date of this Agreement or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof after the date of this Agreement, or compliance by such Lender (or any lending office of such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency after the date of this Agreement, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company as a consequence of its obligations hereunder to a level below that which such Lender or such Lender's holding company could have achieved but for this Agreement and such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount which such Lender deems to be material, then from time to time promptly after demand by such Lender, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for such reduction.

               (c) If a Lender becomes entitled to claim any additional amounts pursuant to this subsection 2.14, it shall promptly notify the Borrowers, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection 2.14 and setting forth in reasonable detail the basis for such claim, submitted by such Lender (through the Administrative Agent) to the Borrowers, shall be conclusive in the absence of manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate promptly upon receipt thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided, that the Borrowers shall not be required to compensate a Lender pursuant to this subsection 2.14 for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrowers of such Lender's intention to claim compensation therefor and, if the circumstances giving rise to such increased cost or reduction have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. Each Lender shall designate a different lending office for funding or booking its Loans hereunder or assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such designation or assignment will avoid the need for, or reduce the amount of, compensation pursuant to this subsection 2.14 and will not, in the judgement of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of notice from such Lender of a claim pursuant to this subsection 2.14, the Borrowers may terminate such Lender's Commitment pursuant to subsection 2.5(b) upon three Business Days' notice to the Administrative Agent and such Lender unless such Lender shall have designated a different lending office or assigned its rights and obligations hereunder to another of its offices, branches or affiliates as provided in the preceding sentence.

               2.15 ILLEGALITY. Notwithstanding any other provision of this Agreement, if any requirement of law or any change therein or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall promptly notify the Borrowers and the Administrative Agent thereof and the Commitment of such Lender hereunder to make and continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be suspended to the extent required by law until such time as such Lender may again make and maintain Eurodollar Loans. To the extent required by law such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted into ABR Loans on the last day of the Interest Period therefor, or within such earlier period as required by law, to the extent necessary to maintain such Lender's Commitment Percentage of outstanding Loans. Such Lender shall designate a different lending office for funding or booking its Eurodollar Loans or assign its rights and obligations hereunder to another of its offices, branches or affiliates if such designation or assignment will permit such Lender to lawfully make and maintain Eurodollar Loans hereunder and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of notice from such Lender as specified in the first sentence of this subsection 2.15, the Borrowers may terminate such Lender's Commitment pursuant to subsection 2.5(b) upon three Business Days' notice to the Administrative Agent unless such Lender shall have designated a different lending office or assigned its rights and obligations hereunder to another of its offices, branches or affiliates as provided in the preceding sentence.

               2.16 TAXES. (a) Except as otherwise provided hereunder, payments made by a Borrower, the Administrative Agent or any Lender under this Agreement and any Notes shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Administrative Agent and each Lender, net income and franchise taxes imposed on or withholdings required on payments made to the Administrative Agent or such Lender by the jurisdiction under the laws of which the Administrative Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's lending office is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and any Notes; provided, that no such increase to the amounts payable hereunder shall be made or be payable (i) to the extent that such

Taxes are attributable to the failure of the Administrative Agent or such Lender to comply with the requirements of subsection 2.16(b) hereof or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant to this subsection 2.16(a).

               (b) Each Lender (or transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W- 8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the Notes. Such forms shall be delivered by each Non-U.S. Lender on or before the later of (i) the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) or
(ii) prior to receipt by such Lender or Participant of any payment subject to withholding under the Code. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection 2.16(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection 2.16(b) that such Non-U.S. Lender is not legally able to deliver.

               (c) The applicable Borrower shall promptly send to the Administrative Agent for its own account or for the account of any Lender, as the case may be, a copy of an original official receipt received by such Borrower showing payment to the proper taxing authority by such Borrower of any Taxes withheld. If a Borrower fails to withhold and pay over to the proper taxing authority any Taxes when due or fails to remit to the Administrative Agent or any Lender the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and any such Lender for any interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

               (d) Each Lender shall designate a different lending office for its Loans or assign its rights and obligations hereunder to another of its offices, branches or affiliates if such designation or assignment will avoid the need for, or reduce the amount of, increased amounts payable pursuant to subsection 2.16(a) and will not, in the judgement of such Lender, be otherwise disadvantageous to such Lender.

               (e) Each Borrower agrees to pay, indemnify, and hold each Lender and the Administrative Agent harmless from any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Notes.

               (f) If an amount payable by a Borrower hereunder for the account of any Lender is increased pursuant to subsection 2.16(a), or the Borrowers become liable to indemnify the Administrative Agent or any Lender under subsection 2.16(e), the Borrowers shall have the right to terminate the Commitment of such Lender pursuant to subsection 2.5(b) upon three Business Days' notice to the Administrative Agent and such Lender unless such Lender shall have designated a different lending office or assigned its rights and obligations hereunder to another of its offices, branches or affiliates as provided in subsection 2.16(d).

                  2.17 BREAK FUNDING PAYMENTS. In the event of: (a) the payment of any principal of any Eurodollar Loan or Same Day Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to subsections 2.5(b) or (c), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. The loss to any Lender attributable to any such event shall be an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that would have accrued to such Lender on the amount so paid or not borrowed, continued or converted at a rate of interest equal to the Eurodollar Rate for such Eurodollar Loan, for the period from the date of such payment or failure to borrow, continue or convert to the last day (x) in the case of a payment other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, over (ii) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading Lenders in the London interbank market. If a Lender becomes entitled to claim any amounts pursuant to this subsection 2.17, it shall promptly notify the Borrowers, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any amounts payable pursuant to this subsection 2.17 and setting forth in reasonable detail the basis for such claim, submitted by such Lender (through the Administrative Agent) to the Borrowers, shall be conclusive in the absence of manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate promptly after receipt thereof.

               2.18 EXTENSION OF 364-DAY COMMITMENT TERMINATION DATE. (a) The Borrowers may request, in a notice given as herein provided to the Administrative Agent and each of the Lenders not less than 30 days and not more that 60 days prior to the 364-Day Commitment Termination Date (the "Existing Commitment Termination Date"), that the 364-Day Commitment Termination Date be extended for 364 days (such 364th day, the "Requested Commitment Termination Date"). Each Lender, acting in its sole discretion, shall, not later than a date 30 days after its receipt of any such notice from the Borrowers, notify the Borrowers and the Administrative Agent in writing of its election to extend or not to extend the 364-Day Commitment Termination Date with respect to its Commitment. Any Lender which shall not timely notify the Borrower and the Administrative Agent of its election to extend the 364-Day Commitment Termination Date shall be deemed not to have elected to extend the 364-Day Commitment Termination Date with respect to its Commitment (any Lender who timely notifies the Borrower and the Administrative Agent of an election not to extend and any Lender who fails to timely notify the Borrower and the Administrative Agent of its election being referred to as a "Terminating Lender"). The election of any Lender to agree to a requested extension shall not obligate any other Lender to agree.

               (b) If and only if the Required Lenders (including Commitments of all Terminating Lenders on such date) shall have agreed during the 30 day period referred to in subsection 2.18(a) to extend the Existing Commitment Termination Date, then (i) the Commitments of the Lenders other than Terminating Lenders (the "Continuing Lenders") shall, subject to the other provisions of this Agreement, be extended to the Requested Commitment Termination Date specified in the notice from the Borrower, and as to such Lenders the term "364-Day Commitment Termination Date", as used herein, shall on and after the date as of which the requested extension is effective mean such Requested Commitment Termination Date, provided that if such date is not a Business Day, then such Requested Commitment Termination Date shall be the next preceding Business Day and (ii) the Commitments of the Terminating Lenders shall continue until the Existing Commitment Termination Date, and shall then terminate, and as to the Terminating Lenders, the term "364-Day Commitment Termination Date", as used herein, shall continue to mean such Existing Commitment Termination Date. All Loans of the Terminating Lenders will be due and payable on such Existing Commitment Termination Date.

               (c) In the event that the 364-Day Commitment Termination Date shall have been extended for the Continuing Lenders in accordance with paragraph
(b) above and, in connection with such extension, there are Terminating Lenders, the Borrower may, at its own expense, require any Terminating Lender to transfer and assign, without recourse (in accordance with subsection 9.6(c)) all or part of its interests, rights and obligations under this Agreement to an assignee (which assignee may be another Lender, if another Lender accepts such assignment) that shall assume such assigned obligations and that shall agree that its Commitment will expire on the 364-Day Commitment Termination Date in effect for Continuing Lenders pursuant to subsection 2.18(a); provided, however, that (i) the Borrowers shall have given written notice to the Administrative Agent in the case of an assignee that is not a Lender and (ii) the assigning Lender shall have received from the Borrower or such assignee full payment in immediately available funds of the principal of and interest accrued to the date of such payment on the Loans made by it hereunder to the extent that such Loans are subject to such assignment and all other amounts owed to it hereunder (including any amounts that would be payable to the assigning Lender pursuant to subsection 2.17 if such assignment were, instead, a prepayment of the Loans of such Lender). Any such assignee's initial 364-Day Commitment Termination Date shall be the 364-Day Commitment Termination Date in effect for the Continuing Lenders at the time of such assignment. No Borrower shall have any right to require a Lender to assign any part of its interests, rights and obligations under this Agreement pursuant to this subsection 2.18(c) unless it has notified such Lender of its intention to require the assignment thereof at least ten days prior to the proposed assignment date.


               SECTION 3. REPRESENTATIONS AND WARRANTIES

               Each Borrower as to itself hereby represents and warrants to the Administrative Agent and to each Lender that:

               3.1 CORPORATE EXISTENCE AND POWER. The LLC is a limited liability company duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

               3.2 CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by such Borrower of this Agreement and any Notes are within its corporate or partnership, as applicable, powers, have been duly authorized by all necessary corporate or partnership, as applicable, action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a breach or a default under, any provision of any applicable law, regulation or order of any Governmental Authority, or (i) in the case of the LLC, its Certificate of Formation, as amended, and the Limited Liability Company Agreement, (ii) in the case of the LP, its Certificate of Partnership and Partnership Agreement, as amended, or
(iii) in the case of both the LLC and the LP, any agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower or result in the creation or imposition of any Lien on any asset of such Borrower or any of its Subsidiaries.

               3.3 ENFORCEABILITY. This Agreement and any Notes constitute the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with their respective terms, subject, as to enforceability only, to applicable bankruptcy, moratorium, insolvency or similar laws affecting the rights of creditors generally and to general principles of equity.

               3.4 LITIGATION. Neither Borrower nor any of their respective Subsidiaries is a party to any, and there are no pending or, to Borrowers' knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting either Borrower or any of its respective Subsidiaries that
(i) individually or in the aggregate, would reasonably be expected to materially adversely affect the business, consolidated financial position or results of operations of the Borrowers and their Subsidiaries taken as a whole or (ii) that involve this Agreement or the transactions under this Agreement and could reasonably be expected to adversely affect the enforceability of any material provision of this Agreement.

               3.5 FINANCIAL STATEMENTS; NO MATERIAL CHANGE. (a) The combined balance sheet of Phillips Petroleum Company's Chemicals Business as of December 31, 1999 and the related combined statements of income, parent company investment and accumulated comprehensive income, and cash flows for each of the three years in the period ended December 31, 1999, reported on by Ernst & Young LLP, copies of which have been furnished to the Lenders, present fairly, in all material respects, the combined financial condition of Phillips Petroleum Company's Chemicals Business at December 31, 1999 and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with GAAP. The combined balance sheet of Chevron Chemical Company-C Chem Business at December 31, 1999 and the related combined statements of income, of changes in owner's net investment and of cash flows for each of the three years in the period ended December 31, 1999, reported on by Price Waterhouse Coopers LLP, copies of which have been furnished to the Lenders, present fairly, in all material respects, the combined financial condition of Chevron Chemical Company-C Chem Business at December 31, 1999 and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with GAAP.

               (b) Since December 31, 1999, as reflected in (a) above, there has been no material adverse change in the business, consolidated financial position or results of operations of the Borrowers and their Subsidiaries taken as a whole.

               3.6 EMPLOYEE BENEFIT PLANS. No "Prohibited Transaction" (as such term is defined in ERISA) has occurred or ERISA Event has occurred or is reasonably expected to occur with respect to any "Employee Benefit Plans" (as such term is defined in ERISA) of the LLC or any of its Subsidiaries or any ERISA Affiliate which would reasonably be expected to materially adversely affect the business, consolidated financial position or results of operations of the Borrowers and their Subsidiaries taken as a whole. No "Prohibited Transaction" under ERISA or the Code which would have a material adverse effect on the business, consolidated financial position or results of operations of the Borrowers and their Subsidiaries taken as a whole has occurred with respect to the LLC or any of its Subsidiaries or any ERISA Affiliate or will occur upon the issuance of any Notes or the execution of this Agreement. The present value of all accumulated benefit obligations under each Plan (based on the assumptions use for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a material adverse effect on the business, consolidated financial position or results of operations of the Borrowers and their Subsidiaries taken as a whole, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumption used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a material adverse effect on the business, consolidated financial position or results of operations of the Borrowers and their Subsidiaries taken as a whole.

               3.7 TAXES. The LLC and its Subsidiaries have filed all United States federal income tax returns which are required to be filed by them. The LLC and its Subsidiaries have filed all United States federal information tax returns and all other material tax returns which are required to be filed by them and their Subsidiaries and have paid, where applicable, all taxes due pursuant to such returns or pursuant to any assessment received by the LLC or any of its Subsidiaries, except (i) those which are currently being contested in good faith by appropriate proceedings and for which LLC or such Subsidiary, as applicable, would be liable for the contested taxes if the appeal is unsuccessful and has set aside on its books adequate reserves to the extent required by GAAP or (ii) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on the business, consolidated financial position or results of operations of the LLC and its Subsidiaries taken as a whole. The charges, accruals and reserves on the books of the LLC and its Subsidiaries in respect of taxes or other governmental charges assessable against the LLC are, in the opinion of the LLC, adequate. The federal tax identification number for the LLC is 73-1590261 and the federal tax identification number for the LP is 73-1587712.

                  3.8 MATERIAL SUBSIDIARIES. Each of such Borrower's Material Subsidiaries is a corporation or other legal entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has all corporate or partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on business as now conducted.

                  3.9 INVESTMENT COMPANY ACT. Neither Borrower is an "investment company"or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  3.10 REGULATION U. No part of the proceeds of the Loans will be used by such Borrower for any purpose which violates or would be inconsistent with the provisions of Regulation U of the Board of Governors of the Federal Reserve.

                  3.11 COMPLIANCE WITH LAWS. Such Borrower and its Subsidiaries is in compliance with all laws, regulations and orders (including, without limitations, ERISA and Environmental Laws) of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the business, consolidated financial position or results of operations of the Borrowers and their Subsidiaries taken as a whole.

                  3.12 PURPOSE OF LOANS. The proceeds of the Loans shall be used
(i) to fund initial distributions required under the Contribution Agreement and
(ii) for general corporate and business purposes of either or both Borrowers.


                  SECTION 4.  CONDITIONS PRECEDENT

                  4.1 CONDITIONS TO EFFECTIVENESS OF AGREEMENT. The effectiveness of this Agreement is subject to the satisfaction of the following conditions on the Effective Date:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower and each Lender and (ii) for the account of each Lender that has requested a Note, a Note conforming to the requirements of subsection 2.2 and executed by a duly authorized officer of each Borrower.

                  (b) Closing Certificate. The Administrative Agent shall have received a Closing Certificate of each Borrower, substantially in the form of Exhibit C and dated the Effective Date; such Closing Certificate shall be satisfactory in form and substance to the Administrative Agent and its counsel and shall be executed by the Chairman of the Board of Directors, the President or any Vice President or the Treasurer or any Assistant Treasurer, and the Secretary or any Assistant Secretary of the applicable Borrower.

                  (c) Secretary's Certificate. The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of each Borrower, substantially in the form of Exhibit D and dated the Effective Date and in form and substance satisfactory to the Administrative Agent, which certificate shall (i) certify as to the incumbency and signature of the officers of such Borrower executing this Agreement and any Notes (with the President or a Vice President of such Borrower attesting to the incumbency and signature of the Secretary or Assistant Secretary providing such certificate), (ii) have attached to it a true, complete and correct copy of each of the certificate of incorporation and by-laws or equivalent organizational documents of such Borrower, (iii) have attached to it a true and correct copy of the resolutions of the Board of Directors or General Partner, as applicable, of such Borrower, which resolutions shall authorize the execution, delivery and performance of this Agreement and the Notes and the borrowings by such Borrower hereunder and (iv) certify that, as of the date of such certificate, none of such certificate of incorporation, by-laws or partnership agreements, as applicable, or board resolutions or resolutions of the general partner, as applicable, shall have been amended, supplemented, modified, revoked or rescinded.

                  (d) Fees and Expenses. The Documentation Agent, the Co-Syndication Agents, the Administrative Agent and the Lead Arrangers shall have received their respective fees referred to in subsection 2.9(c) and any expenses for which an invoice has been submitted to be received on the Closing Date, which fees and expenses may be paid with the initial borrowings.

                  (e) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Simpson Thacher & Bartlett, counsel to the Borrowers, substantially in the form of Exhibit E and dated the Effective Date, with such changes therein as shall be requested or approved by the Administrative Agent.

                  (f) Approvals. Any governmental and third party approvals necessary and material in connection with the financing contemplated hereby and the continuing operations of either Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

                  (g) Representations and Warranties. The representations and warranties contained in subsections 3.4 and 3.5 are made as of the Closing Date and were true and correct on the Closing Date, and each of the other representations and warranties made by each Borrower in this Agreement shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date.

                  (h) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit, if any, requested to be made on such date.

                  (i) Contribution Agreement. On the Closing Date, the Administrative Agent shall have received a certified copy of the Contribution Agreement (excepting schedules thereto) executed and delivered by Chevron, Phillips and the LLC; and the "Closing Date" (as defined therein) shall have occurred.

                  4.2 CONDITIONS TO EACH LOAN. The agreement of each Lender to make any Loan requested to be made by it on any date pursuant to subsection 2.3 (including, without limitation, its Initial Loan requested to be made by it) and subsection 2.4 is subject to the satisfaction of the following conditions precedent as of the date such Loan is requested to be made:

                  (a) Representations and Warranties. Each of the representations and warranties made by each Borrower in this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except that the representations and warranties contained in subsections 3.4 and 3.5 shall not be restated on any Borrowing Date.

                  (b) No Default. No Event of Default and no Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                  Each borrowing by either Borrower shall constitute a representation and warranty by the Borrowers hereunder as of the date of each such borrowing that the conditions in this subsection 4.2 have been satisfied.


                  SECTION 5.  AFFIRMATIVE COVENANTS OF THE BORROWERS

                  So long as any Commitment remains in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder:

                  5.1 OBLIGATIONS. Each Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, at or before maturity or before they become delinquent, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except (i) where such obligations or liabilities may be contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower, or (ii) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on the business, consolidated financial position or results of operations of the Borrowers and their Subsidiaries taken as a whole.

                  5.2  FINANCIAL REPORTING REQUIREMENTS.  The LLC will:

                  (a) furnish to the Administrative Agent and each Lender fiscal year audited financial statements or make available its Annual Report on Form 10-K via the EDGAR system of the Securities and Exchange Commission ("EDGAR") on the Internet, in either case, as soon as available and in any event within 120 days after the end of each fiscal year of the LLC, which fiscal year audited financial statements will include an audited consolidated balance sheet of the LLC and its consolidated Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income and cash flows and changes in members' capital for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of nationally recognized standing;

                  (b) furnish to the Administrative Agent and each Lender unaudited quarterly financial statements or make available its Quarterly Report on Form 10-Q via EDGAR on the Internet, in either case, as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the LLC, which unaudited quarterly financial statements will include a consolidated balance sheet of the LLC and its consolidated Subsidiaries as of the end of such quarter and the related
         (i) consolidated statement of income for such quarter and for the portion of the LLC's fiscal year ended at the end of such quarter, and
         (ii) consolidated statement of cash flows for the portion of the LLC's fiscal year ended at the end of such quarter, setting forth in each case in comparative form (A) for the consolidated balance sheet, the figures as of the end of the LLC's previous fiscal year, (B) for the consolidated statement of income, the figures for the corresponding quarter and the corresponding portion of the LLC's previous fiscal year and (C) for the consolidated statement of cash flows, the figures for the corresponding portion of the LLC's previous fiscal year, the furnishing or making available of such financial statements shall constitute a certification (subject to normal year-end adjustments) as to fairness of presentation and GAAP;

                  (c) furnish to the Administrative Agent and each Lender within 10 days of so furnishing or making available via EDGAR each set of financial statements referred to in clause (a) above, a certificate of the chief financial officer, Treasurer or the chief accounting officer of the LLC stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto;

                  (d) furnish to the Administrative Agent from time to time such additional information regarding the financial position or business of the Borrowers and their Subsidiaries as the Administrative Agent may reasonably request.

                  5.3 NOTICES. Each Borrower as to itself will promptly furnish, or cause to be furnished, to the Administrative Agent notice of: (i) the occurrence of any Default or Event of Default hereunder; (ii) the institution of any litigation or proceeding involving it or a Subsidiary that could reasonably be expected to materially and adversely affect the business, financial condition or results of operations of such Borrower and its Subsidiaries taken as a whole (whether or not the claim asserted therein is considered to be covered by insurance); (iii) any default by such Borrower or any of its Subsidiaries in the payment of principal of or interest on Debt of such Borrower and/or its Subsidiaries in an aggregate amount of $100,000,000 or more; and (iv) any downward change in the ratings publicly announced by S&P or Moody's of the LLC's and LP's then current joint and several Senior Debt.

                  5.4 MAINTENANCE OF PROPERTY; INSURANCE. Each Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound insurance companies, insurance in such amounts and against such risks as are customarily maintained, in the reasonable judgement of the Borrowers, by companies engaged in the same or similar businesses operating in the same or similar locations; provided, that any such insurance may be maintained through a program of self-insurance to the extent consistent with prudent business practice.

                  5.5 COMPLIANCE WITH LAWS. Each Borrower will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of any Governmental Authority (including, without limitation, ERISA and the rules and regulations thereunder and Environmental Laws), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or to the extent that failure to comply therewith would not reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Borrowers and their Subsidiaries taken as a whole.

                  5.6 BOOKS AND RECORDS. Each Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

                  5.7 FURTHER ASSURANCES. Each Borrower will from time to time, at its expense, promptly execute and deliver to the Administrative Agent and the Lenders such further instruments and documents, and take such further action, that may be reasonably necessary, or that the Administrative Agent or the Lenders may reasonably request, in order to enable the Administrative Agent and the Lenders to exercise or enforce their respective rights or remedies under or in connection with this Agreement and any Notes.


                  SECTION 6.  NEGATIVE COVENANTS OF THE BORROWERS

                  So long as any Commitment remains in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder:

                  6.1 NEGATIVE PLEDGE. Neither Borrower and no Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (a) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

                  (b) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided, that such Lien attached to such asset concurrently with or within six months after the acquisition thereof;

                  (c) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

                  (d) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

                  (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this subsection 6.1; provided, that the principal amount of such Debt is not increased and such Debt is not secured by any additional assets;

                  (f)  Permitted Encumbrances;

                  (g) Liens to secure indebtedness of the pollution control or industrial revenue bond type and Liens in favor of the United States or any state thereof, or any department, agency, instrumentality or political subdivision of any such jurisdiction, to secure any Debt incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject thereto; and

                  (h) Liens not otherwise permitted by the foregoing clauses of this subsection 6.1, securing Debt in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Net Assets.

                  6.2 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. Neither of the Borrowers will merge with or into or consolidate with or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions and including by means of any liquidation, dissolution, merger or sale of capital stock or otherwise) all or substantially all of its assets and those of its Subsidiaries, taken as a whole, to a Person unless (i) the resulting, surviving or transferee Person (the "Successor") shall (unless such Successor is a Borrower) expressly assume, by amendment to this Agreement executed by the Borrowers, the Successor and the Administrative Agent, all of the obligations of such Borrower under this Agreement, the Loans and any Notes; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) such Successor, immediately after giving effect to such transaction, shall have an Investment Grade Rating, if, immediately before the transaction, the Senior Debt has an Investment Grade Rating; provided, if, immediately before the transaction, the Senior Debt does not have an Investment Grade Rating, in no event shall the rating by S&P and Moody's of the long term unsecured senior debt securities of such Successor, immediately after the transaction, be less than such ratings of the Senior Debt immediately prior to the transaction.


                  SECTION 7.  EVENTS OF DEFAULT

                  Upon the occurrence and during the continuance of any of the following events:

                  (a) any principal of any Loan shall not be paid when due in accordance with the terms hereof; or

                  (b) any interest on any Loan, any Commitment Fee, Utilization Fee or Agent's Fee, shall not be paid when due, and, in each case, such amount shall remain unpaid for 5 days; or

                  (c) any representation or warranty made by either Borrower in
         Section 3 or in any certificate, financial or other statement furnished by such Borrower pursuant to this Agreement shall prove to have been incorrect in any material adverse respect when made; or

                  (d) either Borrower shall fail to perform or observe any of its covenants or agreements contained in Section 6 and such failure continues unremedied for 30 days; or

                  (e) either Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any Notes, and any such failure shall remain unremedied for 30 days after notice of such failure shall have been given to the Borrowers by the Administrative Agent or the Required Lenders; or

                  (f) either Borrower or any of its Material Subsidiaries shall default beyond any applicable period of grace in any payment of any indebtedness for any borrowed money for which such Borrower or such Material Subsidiary is liable (other than indebtedness as to which the lenders thereof have agreed that there shall be no recourse against the assets of the Borrower or any Material Subsidiary, as the case may be, other than the assets securing such indebtedness) in an amount then outstanding of $100,000,000 or more when due, whether by its terms or as a result of such indebtedness becoming or being declared due and payable prior to the date on which it could otherwise become due and payable; or

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of either Borrower or any Material Subsidiary or their respective debts, or of a substantial part of their respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Borrower or any Material Subsidiary or for a substantial part of their respective assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) (i) with respect to clause (A), Phillips, Chevron or any of their respective Affiliates shall as to either Borrower, and (ii) with respect to all clauses in this subsection 7(h), either Borrower or any Material Subsidiary, shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower or such Material Subsidiary or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the fore going; or

                  (i) one or more judgments or decrees shall be entered against either Borrower or any of their respective Subsidiaries or any combination thereof involving in the aggregate a liability (not paid or covered by insurance) of $100,000,000 or more with respect to such Borrower or such Subsidiary and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of either Borrower or any Subsidiary to enforce any such judgment or judgments ; or

                  (j) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in liability of the LLC and its Subsidiaries in an aggregate amount that would reasonably be expected to result in a material adverse effect on the business, consolidated financial position or results of operations of the Borrowers and their Subsidiaries taken as a whole; or

                  (k) Phillips and/or Chevron U.S.A. shall cease to own, directly or indirectly, in the aggregate at least 50% of the Common Stock of, and the total voting power of the outstanding Voting Stock of, each of LLC, LP, and all partners in LP;

then, and in any such event, (A) if such event is an Event of Default specified in subsections 7(g) or (h) above with respect to either Borrower, automatically the Commitments shall terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and any Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrowers, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and any Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 7, presentment, demand, protest, notice of acceleration, notice of intent to accelerate, and all other notices of any kind are hereby expressly waived.


                       SECTION 8. THE ADMINISTRATIVE AGENT

                  8.1 APPOINTMENT OF ADMINISTRATIVE AGENT; NO OTHER DUTIES. Subject to subsection 8.9, each Lender hereby irrevocably designates and appoints Bank of America, N.A. as the Administrative Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes Bank of America, N.A., as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  8.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative

Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it in the absence of the Administrative Agent's gross negligence or wilful misconduct.

                  8.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates (collectively, the "Administrative Agent-Related Persons") shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by either Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Notes or for any failure of either Borrower to perform its obligations hereunder or thereunder. No Administrative Agent- Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of either Borrower or any Subsidiary or Affiliate thereof.

                  8.4 RELIANCE BY ADMINISTRATIVE AGENT. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, communication, signature, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex, teletype or telephone message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to either Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the registered owner of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and any Note unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of any Notes. Where this Agreement expressly permits or prohibits an action unless Required Lenders otherwise determine, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in subsection 4.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to each Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

                  8.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder (other than an Event of Default described in subsection 7(a)) unless the Administrative Agent has received written notice from a Lender or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default", and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or
(v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. In the event that the Administrative Agent receives such a notice or any notice pursuant to subsection 5.2 or 5.3, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders in accordance with Section 7; provided, that unless and until the Administrative Agent shall have received any such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of the Lenders.

                  8.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that no Administrative Agent-Related Person has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of each Borrower or any of their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender, including whether any Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower and its Subsidiaries and Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to make its portion of the Loan hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and any Notes, and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower and their Subsidiaries and Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of either Borrower or any of their Subsidiaries or Affiliates which may come into the possession of any Administrative Agent-Related Person.

                  8.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Lenders agree to indemnify each Administrative Agent-Related Person in its capacity as such (to the extent not reimbursed by the Borrower within a reasonable period after demand has been made by the Administrative Agent to the Borrowers for those amounts owing by either Borrower, and without limiting the obligation of the Borrowers to do so), ratably according to the respective principal amounts of their Loans and hold harmless each Administrative Agent- Related Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by any Administrative Agent-Related Person under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from any Administrative Agent-Related Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including legal fees and expenses) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of either Borrower. The undertaking in this Section shall survive the payment of all obligations hereunder and the resignation or replacement of the Administrative Agent.

                  8.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America, N.A. and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with either Borrower and its Subsidiaries and Affiliates as though Bank of America, N.A. were not the Administrative Agent or the Same Day Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America, N.A. or its Affiliates may receive information regarding any Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of either Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America, N.A. shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or the Same Day Lender.

                  8.9 SUCCESSOR OR SUBSTITUTE ADMINISTRATIVE AGENT. (a) The Administrative Agent may resign as Administrative Agent upon not less than 10 days' notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Borrowers shall appoint from among the Lenders a successor agent for the Lenders; provided, if an Event of Default under subsections 7.1(g) or (h) has occurred and is continuing, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint a successor administrative agent from among the Lenders (i) after consulting with the Lenders and (ii) unless an Event of Default has occurred and is continuing, subject to the Borrowers' consent (such consent not to be unreasonably withheld).

                  (b) Any successor or substitute agent pursuant to subsection 8.9(a) shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor or substitute agent effective upon its acceptance of its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated upon the acceptance by such successor or substitute agent of its appointment, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  8.10 CO-SYNDICATION AGENTS; DOCUMENTATION AGENT; LEAD ARRANGERS. None of the Lenders or the Lead Arrangers identified on the facing page, in this Agreement, or signature pages of this Agreement as a "co-syndication agent," "documentation agent," "managing agent," "co-agent," "joint lead arranger," "joint book manager," or " lead arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or the Lead Arrangers so identified as a "co-syndication agent," "documentation agent," "joint lead arranger," "joint book manager," or "lead arranger" shall have, or be deemed to have, any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or the Lead Arrangers so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                  SECTION 9.  MISCELLANEOUS

                  9.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any Note, nor any terms hereof or thereof may be waived, amended, supplemented or modified, except in accordance with the provisions of this subsection. The Required Lenders may, or with the written consent of the Required Lenders, the Administrative Agent may, from time to time, enter into with the Borrowers written waivers, amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or any Notes or changing in any manner the rights of the Lenders or the Borrowers hereunder or thereunder or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement or any Notes or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the scheduled date of maturity of any Loan or of any mandatory prepayment thereof, reduce the stated rate of any interest thereon or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender affected thereby, (b) amend, modify or waive any provision of this subsection 9.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by either

Borrower of any of its rights and obligations under this Agreement, or release either Borrower from liability hereunder or under any Note, in each case without the written consent of all the Lenders, or (c) amend, modify or waive any provision of Section 8 or otherwise affect the rights or duties of the Administrative Agent without the written consent of the then Administrative Agent. In addition, no such agreement shall amend, modify or otherwise affect the rights or duties of the Same Day Lender under this Agreement without the prior written consent of the Same Day Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the outstanding Loans, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  9.2 NOTICES. Unless otherwise expressly permitted to be given by telephone (not voicemail), all notices, requests, demands or other communications to or upon the respective parties hereto to be effective shall be in writing (including by telecopy) and shall be deemed to have been duly given or made when delivered or on the fourth Business Day after depositing the same in the mails, registered or certified mail, postage prepaid or in the case of notice by telecopy, when receipt is confirmed. All notices shall be addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent by the applicable Lender in the case of any Lender, or to such other address as any of the parties hereto and any future holders of the Loans may designate by written notice:

         The Borrowers:                              Chevron Phillips Chemical Company LLC and
                                                     Chevron Phillips Chemical Company LP
                                                     1301 McKinney
                                                     Houston, Texas  77010-3030
                                                     Attention: Treasurer
                                                     Telecopier:  (713) 754-3914
                                                     Telephone:  (713) 754-2180


         Notice for Borrowings:                      Bank of America, N.A.
                                                     901 Main Street, 14th Floor
                                                     Dallas, TX  75202
                                                     Attn:  Ben Cosgrove
                                                     Telecopier:  (214) 290-9439
                                                     Telephone:  (214) 209-9254;


         The Administrative Agent:                   Bank of America, N.A.
         (for all notices other than                 333 Clay Street, Suite 4550
         notices of borrowing)                       Houston, Texas 77002
                                                     Attention: Claire Liu
                                                     Telecopier: (713) 651-4807
                                                     Telephone: (713) 651-4855;

         The Same Day Lender                         Bank of America, N.A.
                                                     901 Main Street, 14th Floor
                                                     Dallas, TX  75202
                                                     Attn:  Ben Cosgrove
                                                     Telecopier:  (214) 290-9439
                                                     Telephone:  (214) 209-9254;

provided, that any notice, request, demand or other communication to or upon the Administrative Agent or the Lenders pursuant to subsections 2.3, 2.4, 2.5(b) and
(c), and 2.7 shall not be effective until received. Electronic mail and internet and intranet websites may be used to distribute routine communications, such as financial statements and other information, and to distribute agreements and other documents to be signed by Administrative Agent, Co-Syndication Agents, Documentation Agent, Lead Arrangers, Lenders and Borrowers. No other legally binding or time-sensitive communication or request for a Loan or a continuation or conversion thereof may be sent by electronic mail without the consent of, or confirmation to, the intended recipient in each instance.

                  9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 CONFIDENTIALITY. Each Lender shall maintain in confidence and not disclose to any Person any non-public information furnished to it pursuant to this Agreement and designated by either Borrower as such ("Confidential Information") without the prior consent of such Borrower, subject to each Lender's (a) obligation to disclose any Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any Confidential Information to other Lenders, to bank examiners, to its Affiliates, auditors and counsel, and to any prospective Purchasing Lender pursuant to subsection 9.6(c) approved by such Borrower (other than during the existence of an Event of Default under subsection 7.1(g) or (h)), (c) right to disclose any Confidential Information in connection with any litigation or dispute or the exercise of any remedy hereunder involving the Administrative Agent or the Lenders and either Borrower or any of its Subsidiaries; provided, however, that Confidential Information disclosed pursuant to clause (b) or (c) of this sentence shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof. Notwithstanding the foregoing provisions of this subsection 9.4, (a) the foregoing obligation of confidentiality shall not apply to any Confidential Information that was known to such Lender or any of their respective Affiliates prior to the time it received such Confidential Information from either Borrower pursuant to this Agreement, other than as a result of the disclosure thereof by a Person who, to the knowledge or reasonable belief of such Lender, was prohibited from disclosing it by any duty of confidentiality arising (under this Agreement or otherwise) by contract or law, and (b) the foregoing obligation of confidentiality shall not apply to any Confidential Information that becomes part of the public domain independently of any act of such Lender not permitted hereunder or when identical or substantially similar information is received by such Lender, without restriction as to its disclosure or use, from a Person who was not prohibited from disclosing it by any duty of confidentiality arising (under this Agreement or otherwise) by contract or law. The obligations of each Lender under this subsection 9.4 shall survive the termination of this Agreement and the payment of any Notes and all other amounts payable hereunder.

                  9.5 PAYMENT OF EXPENSES; INDEMNIFICATION. (a) The Borrowers agree (i) to pay or reimburse the Documentation Agent, each Co-Syndication Agent, the Administrative Agent and the Lead Arrangers for all their out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, execution and syndication of this Agreement and any Notes and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable legal fees and disbursements of Haynes and Boone, LLP, counsel to the Administrative Agent, but excluding all other legal fees and disbursements, (ii) to pay or reimburse the Administrative Agent for all their costs and expenses incurred in connection with any amendment, supplement or modification requested by either or both Borrowers to this Agreement and any Notes and any other documents prepared in connection herewith, including, without limitation, the reasonable legal fees and disbursements of counsel to the Administrative Agent, but excluding all other legal fees and disbursements, and (iii) to pay or reimburse the Administrative Agent and the Lenders in connection with the enforcement or preservation of any rights under this Agreement, any Notes and any such other documents, including, without limitation, legal fees and disbursements of counsel to the Administrative Agent and counsel to each Lender.

                  (b) The Borrowers shall indemnify the Administrative Agent, each Co- Syndication Agent, the Documentation Agent, the Lead Arrangers and the Lenders and any of their respective Affiliates, and their respective directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted in whole or in part from the gross negligence or wilful misconduct of such Indemnitee.

                  9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING LENDERS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that neither Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in accordance with applicable law, at any time sell to one or more banks or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interests of such Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Loan for all purposes under this Agreement, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (a) of the proviso to subsection 9.1 that affects such Participant. Without affecting the limitations in the preceding sentences, the participating banks or other financial institutions, shall not be Lenders hereunder for any purpose except, if the participation agreement so provides, each Participant shall be entitled to the benefits of subsections 2.14, 2.16, and 2.17 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred; and provided further, that, in the case of subsection 2.16, such Participant shall have complied with the requirements of that subsection.

                  (c) Each Lender may, in accordance with applicable law, with the consent of the Borrowers (which shall not be unreasonably withheld and which will not be required during the existence of an Event of Default under subsections 7.1(g) or (h)), the Same Day Lender and the Administrative Agent (except no consent of the Borrowers or the Administrative Agent shall be required in the case of an assignment to a Lender or an Affiliate of a Lender) sell or assign to one or more Lenders or additional banks or other entities (a "Purchasing Lender") all or a part of its rights and obligations under this Agreement and any Notes pursuant to an Assignment and Acceptance executed by such Purchasing Lender, such transferor Lender, the Administrative Agent, the Same Day Lender and the Borrowers; provided, that, if such sale is not to one or more Lenders and is to an additional lender, (i) such sale shall be in a minimum amount of $10,000,000 and (ii) the Commitment retained by such transferor Lender after such sale shall be at least $25,000,000, unless the transferor Lender sells all of its Commitment hereunder. Upon (i) the execution of such Assignment and Acceptance, (ii) delivery of any executed forms required by subsection 2.16,
(iii) recordation of such transfer in the Register and (iv) payment by such Purchasing Lender of the registration and processing fee described in subsection 9.6(e), from and after the Transfer Effective Date determined pursuant to such Assignment and Acceptance (which shall not be earlier than the date which is five Business Days after the date the Administrative Agent has received the Assignment and Acceptance), such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth therein and the transferor Lender shall be released from any further obligations under this Agreement to the extent of such assigned interests. Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitments and the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement. Upon the consummation of any transfer to a Purchasing Lender pursuant to this subsection 9.6(c), the transferor Lender, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, a replacement Note is issued to such transferor Lender and a new Note or, as appropriate, a replacement Note, is issued to such Purchasing Lender, in each case in principal amounts reflecting their respective Commitments. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

                  (d) The Administrative Agent shall maintain, as agent for the Borrowers, at its address referred to in subsection 9.2, a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee. The Register shall be available for inspection by either Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the written request of the Borrowers, the Administrative Agent shall deliver promptly a copy of the Register to the Borrowers.

                  (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender, a Purchasing Lender, the Borrowers, the Same Day Lender, and the Administrative Agent, together with payment by the Purchasing Lender to the Administrative Agent of a registration and processing fee of $3,500 from such Purchasing Lender and/or such transferor Lender (including in the case of assignments to Affiliates of assigning Lenders), the Administrative Agent shall
(i) promptly accept such Assignment and Acceptance, (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers.

                  (f) Each Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information (other than Confidential Information, except as permitted by subsection 9.4) in such Lender's possession concerning such Borrower which has been delivered to such Lender by such Borrower pursuant to this Agreement or which has been delivered to such Lender by such Borrower in connection with such Lender's credit evaluation of such Borrower prior to entering into this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 9.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law; provided that no such assignment, whether to a Federal Reserve Bank or other entity, shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank or other entity for such

Lender as a party hereto or permit an absolute assignment to occur other than in accordance with such provisions of this subsection 9.6.

                  9.7 ADJUSTMENTS; SET-OFF. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "benefitted Lender") shall, at any time after the Loans have been declared to be due and payable pursuant to Section 7, receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 7(f), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Lender purchasing a portion of another Lender's portion of the Loan pursuant to this subsection 9.7(a) may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of an Event of Default each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, to set off and appropriate and apply against the obligations under this Agreement any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of either Borrower. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender, provided, that the failure to give such notice shall not affect the validity of such set-off and application.

                  9.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties hereto shall be lodged with each Borrower and the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

                  9.9 GOVERNING LAW. (A) THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (b) Notwithstanding anything in subsection 9.9(a) to the contrary, nothing in this Agreement or in any Note shall be deemed to constitute a waiver of any rights which any Lender may have under applicable federal law relating to the amount of interest which any Lender may contract for, take, receive or charge in respect of any Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the laws of the state where such Lender is located. To the extent that Texas law is applicable to the determination of the Highest Lawful Rate, the Lenders and each Borrower agree that (i) if Chapter 303 of the Texas Finance Code, as amended, is applicable to such determination, the weekly rate ceiling (formerly known as the indicated (weekly) rate ceiling in Article 1.4, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, as amended) as computed from time to time shall apply; provided, that, to the extent permitted by such Article, the Administrative Agent may from time to time by notice to the Borrowers revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans; and (ii) the provisions of Chapter 346 of the Texas Finance Code, as amended (formerly found in Chapter 15 of Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended) shall not apply to this Agreement or any Note issued hereunder.

                  9.10 JURISDICTION; VENUE. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Borrower hereby accepts for and in respect of its property, generally, irrevocably and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at its address referred to in subsection 9.2. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against either Borrower in any other jurisdiction. Each Borrower hereby irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any action described in this subsection 9.10, or that such proceeding was brought in an inconvenient court, and agrees not to plead or claim the same.

                  9.11 SURVIVAL AND TERMINATION OF AGREEMENT. All covenants, agreements, representations and warranties made herein and in any certificate, document or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and any Notes, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as any Loan or any amount payable to any Lender under or in connection with this Agreement or any Loan is unpaid and so long as the Commitments have not expired or terminated. It being expressly understood that the obligations of the Borrowers to the Administrative Agent and each Lender under subsections 2.14, 2.16, 2.17 and 9.5 and the obligations of the Lenders to the Administrative Agent under subsection 8.7 shall survive the payment in full of the Loans and all other amounts payable hereunder; provided, that with respect to amounts payable under subsections 2.14, 2.16, 2.17, 8.7 and 9.5, such amounts shall be deemed to have been paid if no claim therefor is made within one year after payment in full of the Loans and all other amounts payable hereunder. Notwithstanding the foregoing, no Lender shall be entitled to any payments from either Borrower under subsection 2.14, 2.16, 2.17 or 9.5 unless, within one year of such Lender's obtaining actual knowledge of the occurrence of the event or events giving rise to the operation of any such subsection, it has notified the Borrowers of the occurrence of such event or events; provided, however, that the requirement for notice set forth herein shall have no effect on the nature or scope of the provisions of such subsections other than as expressly stated in this subsection 9.11.

                  9.12 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto with respect to its subject matter, and supersedes all previous understandings, written or oral, with respect thereto.

                  9.13 WAIVER OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTE AND FOR ANY COUNTERCLAIM THEREIN.

                  9.14 SEVERABILITY. Any provision of this Agreement or of any Note which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or thereof or affecting the validity, enforceability or legality of any such provision in any other jurisdiction.

                  9.15 JOINT AND SEVERAL LIABILITY. (a) Any and all obligations and liabilities of either Borrower under this Agreement shall be the joint and several obligation and the joint and several liability of the Borrowers. Except as expressly set forth in Section 7, each Borrower waives presentation to, demand of payment from and protest to the Lenders of any of the obligations and liabilities of the other Borrower hereunder and also waives notice of protest for nonpayment and notice of acceleration and notice of intent to accelerate, and all other notices of any kind. Except as expressly set forth in Section 7, each Borrower waives notice of any default by the other Borrower hereunder. The obligations and liabilities of each Borrower hereunder shall not be affected by
(i) the failure of any Lender to assert any claim or demand or to enforce any right or remedy against the other Borrower or any other person under this Agreement or any Notes; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any Notes; (iv) the release of any obligation or liability of the other Borrower by any Lender; (v) the failure of any Lender to exercise any right or remedy against any Borrower; (vi) any change in the ownership of either of the Borrowers; or (vii) any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to either of the Borrowers or any Lender.

                  (b) If and to the extent that either of the Borrowers shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the other Borrower will make such payment with respect to, or perform, such obligation.

                  (c) The obligations of each Borrower under the provisions of this subsection 9.15 constitute full recourse obligations of such Borrower, enforceable in accordance with the terms of this Agreement.

                  (d) The provisions of this subsection 9.15 are made for the benefit of the Lenders and their successors and assigns, and may be enforced by the Administrative Agent and the Lenders from time to time against either of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders first to marshal any of their claims or to exercise any of their rights against the other Borrower or to exhaust any remedies available to them against the other Borrower or to resort to any other source or means of obtaining payment of all or any part of the obligations hereunder or to elect any other remedy. The provisions of this subsection 9.15 shall remain in effect until all of the obligations hereunder shall have been paid in full or otherwise fully satisfied and all of the Commitments shall have terminated or expired. If at any time, any payment, or any part thereof, made in respect of all or any part of the obligations hereunder, is rescinded or must otherwise be restored or returned by any of the Lenders upon the insolvency, bankruptcy or reorganization of a Borrower, or otherwise, the provisions of this subsection 9.15 will forthwith be reinstated in effect, as though such payment had not been made.

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.




                                           CHEVRON PHILLIPS CHEMICAL COMPANY LLC


                                           By:      /s/ J.M. McKee
                                                    ----------------------------
                                                    J.M. McKee
                                                    Vice President and Treasurer

                                           CHEVRON PHILLIPS CHEMICAL COMPANY LP


                                           By:      /s/ J.M. McKee
                                                    ----------------------------
                                                    J.M. McKee
                                                    Vice President and Treasurer

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           BANK OF AMERICA, N.A., as
                                           Administrative Agent, Same Day Lender
                                           and a Lender


                                           By:      /s/ Claire M. Liu
                                                    ----------------------------
                                                    Claire M. Liu
                                                    Managing Director

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           THE CHASE MANHATTAN BANK, as
                                           Co-Syndication Agent and a Lender


                                           By:      /s/ Stacey L. Haimes
                                                    ----------------------------
                                                    Stacey L. Haimes
                                                    Vice President

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           ABN AMRO BANK, N.V., as
                                           Co-Syndication Agent and a Lender


                                           By:      /s/ Scott J. Albert
                                                    ----------------------------
                                                    Scott J. Albert
                                                    Group Vice President


                                           By:      /s/ Darin Fischer
                                                    ----------------------------
                                                    Darin Fischer
                                                    Vice President

                                                           Signature Page to the
                                          Amended and Restated 364-Day Agreement



                                    NATIONAL WESTMINSTER BANK PLC, as
                                    Documentation Agent and a Lender


                                    By:    NATIONAL WESTMINSTER BANK PLC,
                                           NEW YORK BRANCH


                                           By:      /s/ Patricia J. Dundee
                                                    ----------------------------
                                                    Patricia J. Dundee
                                                    Senior Vice President




                                           NATIONAL WESTMINSTER BANK PLC,
                                           NASSAU BRANCH


                                           By:      /s/ Patricia J. Dundee
                                                    ----------------------------
                                                    Patricia J. Dundee
                                                    Senior Vice President

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           THE BANK OF NEW YORK,
                                           as a Lender


                                           By:      /s/ Raymond J. Palmer
                                                    ----------------------------
                                                    Raymond J. Palmer
                                                    Vice President

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           BARCLAYS BANK PLC,
                                           as a Lender


                                           By:      /s/ Marlene Wechselblatt
                                                    ----------------------------
                                                    Marlene Wechselblatt
                                                    Vice President

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           BAYERISCHE LANDESBANK GIROZENTRALE,
                                           CAYMAN ISLANDS BRANCH, as a Lender


                                           By:      /s/ Hereward Drummond
                                                    ----------------------------
                                                    Hereward Drummond
                                                    Senior Vice President


                                           By:      /s/ James H. Boyle
                                                    ----------------------------
                                                    James H. Boyle
                                                    Vice President

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           CITIBANK, N.A.,
                                           as a Lender


                                           By:      /s/ Gordon H. DeKuyper
                                                    ----------------------------
                                                    Gordon H. DeKuyper
                                                    Vice President

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           THE DAI-ICHI KANGYO BANK, LTD.,
                                           NEW YORK BRANCH, as a Lender


                                           By:      /s/ David McCann
                                                    ----------------------------
                                                    David McCann
                                                    Vice President

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           THE FUJI BANK, LIMITED,
                                           as a Lender


                                           By:      /s/ Nate Ellis
                                                    ----------------------------
                                                    Nate Ellis
                                                    Senior Vice President
                                                    & Manager

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                 THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                 NEW YORK BRANCH, as a Lender


                                 By:      /s/ Michael N. Oakes
                                          ----------------------------
                                          Michael N. Oakes
                                          Senior Vice President - Houston Office

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           THE SUMITOMO BANK, LIMITED,
                                           as a Lender


                                           By:      /s/ C. Michael Garrido
                                                    ----------------------------
                                                    C. Michael Garrido
                                                    Senior Vice President

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           WESTDEUTSCHE LANDESBANK
                                           GIROZENTRALE, NEW YORK BRANCH,
                                           as a Lender


                                           By:      /s/ Duncan M. Robertson
                                                    ----------------------------
                                                    Duncan M. Robertson
                                                    Director


                                           By:      /s/ Martin Frame
                                                    ----------------------------
                                                    Martin Frame
                                                    Vice President

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           BANCA INTESA S.P.A.,
                                           as a Lender


                                           By:      /s/ Maria Elena Greene
                                                    ----------------------------
                                                    Maria Elena Greene
                                                    Assistant Vice President


                                           By:      /s/ Charles W. Kennedy
                                                    ----------------------------
                                                    Charles W. Kennedy
                                                    First Vice President

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           BANCA NAZIONALE DEL LAVORO S.P.A.,
                                           NEW YORK BRANCH, as a Lender


                                           By:      /s/ Leonardo Valentini
                                                    ----------------------------
                                                    Leonardo Valentini
                                                    First Vice President



                                           By:      /s/ Roberto Mancone
                                                    ----------------------------
                                                    Roberto Mancone
                                                    Senior Loan Officer

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                           as a Lender


                                           By:      /s/ Michael Meiss
                                                    ----------------------------
                                                    Michael Meiss
                                                    VP & Manager

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           BANK ONE, NA (CHICAGO),
                                           as a Lender


                                           By:      /s/ Helen A. Carr
                                                    ----------------------------
                                                    Helen A. Carr
                                                    First Vice President

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           BANCA DI ROMA - CHICAGO BRANCH,
                                           as a Lender


                                           By:      /s/ Aurora Pensa
                                                    ----------------------------
                                                    Aurora Pensa
                                                    Vice President


                                           By:      /s/ Enrico Verdoscia
                                                    ----------------------------
                                                    Enrico Verdoscia
                                                    Sr. Vice Pres. & Branch Mgr.

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                         BANCA MONTE DEI PASCHI DI SIENA S.P.A.,
                                         as a Lender


                                         By:      /s/ Giulio Natalicchi
                                                  ------------------------------
                                                  Giulio Natalicchi
                                                  Senior Vice President &
                                                  General Manager


                                         By:      /s/ Brian R. Landy
                                                  ------------------------------
                                                  Brian R. Landy
                                                  Vice President

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           BANCO DI NAPOLI S.P.A.,
                                           as a Lender


                                           By:      /s/ Lucio Passarello
                                                    ----------------------------
                                                    Lucio Passarello
                                                    First Vice President


                                           By:      /s/ Claude P. Mapes
                                                    ----------------------------
                                                    Claude P. Mapes
                                                    First Vice President

                                                           Signature Page to the
                                   Amended and Restated 364-Day Credit Agreement



                                           SUNTRUST BANK,
                                           as a Lender


                                           By:      /s/ Linda L. Stanley
                                                    ----------------------------
                                                    Linda L. Stanley
                                                    Director

                                                                      Schedule I

                               LENDER INFORMATION


LENDER                     LENDER'S MAXIMUM COMMITMENT LENDER'S LENDING OFFICE
Administrative Agent

Bank of America, N.A.       $75,000,000.02            Address for Notices:
                                                      --------------------------
                                                      Bank of America, N.A.
                                                      333 Clay Street, Suite 4550
                                                      Houston, Texas 77002
                                                      Attention: Claire Liu
                                                      Telecopier: (713) 651-4807
                                                      Telephone: (713) 651-4855

                                                      Lending Office:
                                                      --------------------------
                                                      Bank of America, N.A.
                                                      901 Main Street, 14th Floor
                                                      Dallas, TX  75202
                                                      Attention:  Ben Cosgrove
                                                      Telecopier:  (214) 290-9439
                                                      Telephone:  (214) 209-9254
Co-Syndication Agents

The Chase Manhattan Bank    $75,000,000.02            Address for Notices:
                                                      --------------------------
                                                      The Chase Manhattan Bank
                                                      The Loan and Agency Services Group
                                                      One Chase Manhattan Plaza, 8th Floor
                                                      New York, New York 10081
                                                      Attention:  Joselin Fernandes
                                                      Telecopier:  (212) 552-5777
                                                      Telephone:  (212) 552-7414

                                                      Lending Office:
                                                      --------------------------
                                                      The Chase Manhattan Bank
                                                      270 Park Avenue
                                                      New York, New York  10017
                                                      Attention:  Stacey Haimes
                                                      Telecopier:  (212) 270-7939
                                                      Telephone:  (212) 270-3217

ABN AMRO Bank, N.V.         $75,000,000.02            Address for all Required
                                                      Documentation and Financial
                                                      Information:
                                                      --------------------------
                                                      ABN AMRO Bank, N.V.
                                                      208 South LaSalle
                                                      Suite 1500
                                                      Chicago, Illinois 60604-1003
                                                      Attention: Credit Administration
                                                      Telecopier: (312) 992-5111
                                                      Telephone: (312) 992-5110

                                                      with a copy to:
                                                      --------------------------
                                                      ABN AMRO Bank N.V.
                                                      135 South LaSalle
                                                      Suite 611
                                                      Chicago, Illinois 60603
                                                      Attention:  Kevin Costello
                                                      Telecopier: (312) 904-7794
                                                      Telephone: (312) 904-2949

                                                      Loan Administration Contacts:
                                                      ----------------------------
                                                      ABN AMRO Bank, N.V.
                                                      208 South LaSalle
                                                      Suite 1500
                                                      Chicago, Illinois 60604-1003
                                                      Attention: Loan Administration
                                                      Telecopier: (312) 992-5155
                                                      Telephone: (312) 992-5150
Documentation Agent

National Westminster Bank   $75,000,000.00            Addresses for Notice:
                                                      --------------------------
                                                      National Westminster Bank Plc
                                                      600 Travis Street, Suite 6070
                                                      Houston, Texas 77002
                                                      Attention: Patricia Dundee
                                                      Telecopier: (713) 221-2430
                                                      Telephone: (713) 221-2423

                                                      Lending Office:
                                                      --------------------------
                                                      National Westminster Bank Plc
                                                      65 East 55th Street, 24th Floor
                                                      New York, New York 10022
                                                      Attention: Sheila Shaw
                                                      Telecopier: (212) 401-1494
                                                      Telephone: (212) 401-1406

Managing Agents

The Bank of New York        $46,666,666.66            Address for Notices:
                                                      --------------------------
                                                      The Bank of New York
                                                      One Wall Street, 19th Floor
                                                      New York, New York 10286
                                                      Attention: Ray Palmer
                                                      Telecopier: (212) 635-7923
                                                      Telephone: (212) 635-7834

                                                      Lending Office:
                                                      --------------------------
                                                      The Bank of New York
                                                      101 Barclay Street
                                                      New York, New York 10286
                                                      Attention: Theresa Burke
                                                      Telecopier: (212) 635-7923
                                                      Telephone: (212) 635-7532

Barclays Bank Plc           $46,666,666.66            Address for Notices:
                                                      --------------------------
                                                      Barclays Bank Plc
                                                      222 Broadway, 8th Floor
                                                      New York, New York 10038
                                                      Attention: Terance Bullock
                                                      Telecopier: (212) 412-7590
                                                      Telephone: (212) 412-2554

                                                      Lending Office:
                                                      --------------------------
                                                      Barclays Bank Plc
                                                      222 Broadway, 11th Floor
                                                      New York, New York 10038
                                                      Attention: Christina Batiz
                                                      Telecopier: (212) 412-5306
                                                      Telephone: (212) 412-3701

Bayerische Landesbank       $46,666,666.66            Address for Notices:
                                                      --------------------------
Girozentrale, Cayman Islands                          Bayerische Landesbank Girozentrale,
Branch                                                Cayman Islands Branch
                                                      560 Lexington Avenue
                                                      New York, New York 10022
                                                      Attention: Stephen Christenson
                                                      Telecopier: (212) 310-9868
                                                      Telephone: (212) 310-9986

                                                      Lending Office:
                                                      --------------------------
                                                      Bayerische Landesbank Girozentrale,
                                                      Cayman Islands Branch
                                                      560 Lexington Avenue
                                                      New York, New York 10022
                                                      Attention: Patricia Sanchez
                                                      Telecopier: (212) 310-9930
                                                      Telephone: (212) 310-9810

Citibank, N.A.              $46,666,666.66            Address for Notices:
                                                      --------------------------
                                                      Citibank, N.A.
                                                      399 Park Avenue
                                                      New York, New York 10043
                                                      Attention: Gordon DeKuyper
                                                      Telecopier: (212) 832-9857
                                                      Telephone: (212) 559-4832

                                                      Lending Office:
                                                      --------------------------
                                                      Citibank, N.A.
                                                      2 Penn's Way, Suite 200
                                                      New Castle, Delaware 19720
                                                      Attention: Tom Dougherty
                                                      Telecopier: (302) 894-6120
                                                      Telephone: (302) 894-6078

The Dai-Ichi Kangyo Bank,   $46,666,666.66            Address for Notices:
                                                      --------------------------
Ltd., New York Branch                                 The Dai-Ichi Kangyo Bank, Ltd.,
                                                      New York Branch
                                                      1 World Trade Center, 48th Floor
                                                      New York, New York 10048
                                                      Attention: Matthew Murphy
                                                      Telecopier: (212) 912-1879
                                                      Telephone: (212) 432-6626

                                                      Lending Office:
                                                      --------------------------
                                                      The Dai-Ichi Kangyo Bank, Ltd.,
                                                      New York Branch
                                                      1 World Trade Center, 48th Floor
                                                      New York, New York 10048
                                                      Attention: Dawnmarie Harper
                                                      Telecopier: (212) 524-0049
                                                      Telephone: (212) 432-6643

The Fuji Bank, Limited      $46,666,666.66            Address for Notices:
                                                      --------------------------
                                                      The Fuji Bank, Limited
                                                      1221 McKinney Street
                                                      Suite 4100
                                                      Houston, TX 77010
                                                      Attention: Nate Ellis
                                                      Telecopier: (713) 759-0717
                                                      Telephone: (713) 650-7858

                                                      Lending Office:
                                                      --------------------------
                                                      The Fuji Bank, Limited
                                                      Two World Trade Center
                                                      New York, NY 10048
                                                      Attention: Tina Catapano
                                                      Telecopier: (212) 898-2099
                                                      Telephone: (212) 488-8216

The Industrial Bank of Japan $46,666,666.66           Address for Notices:
                                                      --------------------------
Limited, New York Branch                              The Industrial Bank of Japan, Limited,
                                                      New York Branch
                                                      Three Allen Center
                                                      Suite 4850
                                                      333 Clay Street
                                                      Houston, Texas 77002
                                                      Attention: Lynn Williford
                                                      Telecopier: (713) 651-9209
                                                      Telephone: (713) 651-9444 x104

                                                      Lending Office:
                                                      --------------------------
                                                      The Industrial Bank of Japan, Limited,
                                                      New York Branch
                                                      1251 Avenue of the Americas
                                                      New York, New York 10020-1104
                                                      Attention: Andrew Encarnacion
                                                      Telecopier: (212) 282-4480
                                                      Telephone: (212) 282-4065

The Sumitomo Bank, Limited  $46,666,666.66            Address for Notices:
                                                      --------------------------
                                                      The Sumitomo Bank, Limited
                                                      277 Park Avenue
                                                      New York, NY  10172
                                                      Attention: Bruce Meredith
                                                      Telecopier: (212) 224-4384
                                                      Telephone:  (212) 224-4194

                                                      Lending Office:
                                                      --------------------------
                                                      The Sumitomo Bank, Limited
                                                      277 Park Avenue
                                                      New York, NY  10172
                                                      Attention: Leesha Thomas
                                                      Telecopier: (212) 224-5197
                                                      Telephone:  (212) 224-4154

Westdeutsche Landesbank     $46,666,666.66            Address for Notices:
Girozentrale, New York                                --------------------------
                                                      Westdeutsche Landesbank Girozentrale,
Branch                                                New York Branch
                                                      1211 Avenue of the Americas
                                                      New York, New York 10036
                                                      Attention: Barry S. Wadler
                                                      Telecopier: (212) 852-6148
                                                      Telephone: (212) 852-6137

                                                      Lending Office:
                                                      --------------------------
                                                      Westdeutsche Landesbank Girozentrale,
                                                      New York Branch
                                                      1211 Avenue of the Americas
                                                      New York, New York 10036
                                                      Attention: Phil Green
                                                      Telecopier: (212) 302-7946
                                                      Telephone: (212) 852-6113

Co-Agents

Banca Intesa, S.p.A.        $30,000,000.00            Address for Notices:
                                                      --------------------------
                                                      Banca Intesa S.p.A.
                                                      10 East 53 Street
                                                      New York, NY 10022
                                                      Attention:  Anthony Giobbi
                                                      Telecopier: (212) 527-8777
                                                      Telephone: (212) 527-8737

                                                      Lending Office:
                                                      --------------------------
                                                      Banca Intesa S.p.A.
                                                      10 East 53 Street
                                                      New York, NY 10022
                                                      Attention: Marilena Greene
                                                      Telecopier: (212) 527-8777
                                                      Telephone: (212) 527-8744

Banca Nazionale del Lavoro  $30,000,000.00            Address for Notices:
                                                      --------------------------
S.p.A., New York Branch                               Banca Nazaionale del Lavoro S.p.A.,
                                                      New York Branch
                                                      25 West 51st Street
                                                      New York, New York 10019
                                                      Attention: Roberto Mancone
                                                      Telecopier: (212) 765-2978
                                                      Telephone: (212) 314-0734

                                                      Lending Office:
                                                      --------------------------
                                                      Banca Nazaionale del Lavoro S.p.A.,
                                                      New York Branch
                                                      25 West 51st Street
                                                      New York, New York 10019
                                                      Attention: A. Hernandez
                                                      Telecopier: (212) 765-2978
                                                      Telephone: (212) 314-0679

The Bank of Tokyo-          $30,000,000.00            Address for Notices:
                                                      --------------------------
Mitsubishi, Ltd.                                      The Bank of Tokyo-Mitsubishi, Ltd.
                                                      1100 Louisiana Street
                                                      Suite 2800
                                                      Houston, TX 77002
                                                      Attention: Iris Munoz
                                                      Telecopier: (713) 655-3855
                                                      Telephone: (713) 655-3814

                                                      Lending Office:
                                                      --------------------------
                                                      The Bank of Tokyo-Mitsubishi, Ltd.
                                                      1100 Louisiana Street
                                                      Suite 2800
                                                      Houston, TX 77002
                                                      Attention: Barrie Hogue
                                                      Telecopier: (713) 658-0116
                                                      Telephone: (713) 655-3847

Bank One, NA (Chicago)      $30,000,000.00            Address for Notices:
                                                      --------------------
                                                      Bank One, NA
                                                      910 Travis
                                                      6th Floor
                                                      Houston, TX  77002
                                                      Attention:  Graeme Bullen
                                                      Telecopier:  (713) 751-3760
                                                      Telephone:  (713) 751-6246

                                                      Lending Office:
                                                      --------------
                                                      Bank One, NA
                                                      1 Bank One Plaza
                                                      0634, 1FNP, 10
                                                      Chicago, IL  60670
                                                      Attention: Brenda de los Reyes
                                                      Telecopier: (312) 732-4840
                                                      Telephone: (312) 732-5901

Other Lenders



Banca di Roma - Chicago     $15,000,000.00            Address for Notices:
Branch                                                --------------------------
                                                      Banca di Roma - Chicago Branch
                                                      225 West Washington, Suite 1200
                                                      Chicago, IL 60606
                                                      Attention:  Aurora Pensa
                                                      Telecopier: (312) 726-3058
                                                      Telephone: (312) 704-2630

                                                      Lending Office:
                                                      --------------------------
                                                      Banca di Roma - Chicago Branch
                                                      225 West Washington, Suite 1200
                                                      Chicago, IL 60606
                                                      Attention: Aurora Pensa
                                                      Telecopier: (312) 726-3058
                                                      Telephone: (312) 704-2630

Banca Monte dei Paschi di   $15,000,000.00            Address for Notices:
Siena S.p.A.                                          --------------------------
                                                      Banca Monte dei Paschi di Siena S.p.A.
                                                      55 East 59th Street
                                                      New York, New York 10022
                                                      Attention: Nicolas Kananis
                                                      Telecopier: (212) 891-3661
                                                      Telephone: (212) 891-3655

                                                      Lending Office:
                                                      --------------------------
                                                      Banca Monte dei Paschi di Siena S.p.A.
                                                      55 East 59th Street
                                                      New York, New York 10022
                                                      Attention: Mei Tam
                                                      Telecopier: (212) 891-3616
                                                      Telephone: (212) 891-3649

Banco di Napoli S.p.A.      $15,000,000.00            Address for Notices:
                                                      --------------------------
                                                      Banco di Napoli
                                                      4 East 54th Street
                                                      New York, NY  10022
                                                      Attention:  Franco Di Mario
                                                      Telecopier:  (212) 755-1389
                                                      Telephone:  (212) 872-2415

                                                      Lending Office:
                                                      --------------------------
                                                      Banco di Napoli
                                                      4 East 54th Street
                                                      New York, NY  10022
                                                      Attention:  Vincenzo Orlando
                                                      Telecopier:  (212) 755-1389
                                                      Telephone:  (212) 872-2427

SunTrust Bank               $15,000,000.00            Address for Notices:
                                                      --------------------------
                                                      SunTrust Bank
                                                      303 Peachtree St. NE
                                                      3rd Floor, M.C. 1924
                                                      Atlanta, GA  30308
                                                      Attention:  Linda Stanley
                                                      Telecopier:  (404) 827-6270
                                                      Telephone: (404) 532-0989

                                                      Lending Office:
                                                      --------------------------
                                                      SunTrust Bank
                                                      25 Park Place
                                                      21st Floor
                                                      Atlanta, GA  30302
                                                      Attention:  Ernestine Farnsbaugh
                                                      Telecopier:  (404) 575-2730
                                                      Telephone:  (404) 581-1612

                                                                         Annex A

                              364-DAY PRICING GRID




                                      Level 1        Level 2        Level 3      Level 4      Level 5           Level 6
                                      -------        -------        -------      -------      -------           -------
                                     No Rating    A/A2 or higher     A-/A3      BBB+/Baa1     BBB/Baa2     BBB-/Baa3 or lower

Senior Debt Ratings                    (bps)          (bps)          (bps)        (bps)        (bps)             (bps)
Applicable Eurodollar Margin1,3          50             25            35            50          62.5              87.5
Applicable Utilization Fee Rate -
Above 33% Usage1,2                      12.5            10            10           12.5         12.5              12.5
Applicable Commitment Fee Rate1         10.0           6.5            7.5          10.0         12.5              17.5
=================================================================================================================================


-------------------------------
                  The foregoing Pricing Grid is based upon the Senior Debt ratings as determined from time to time by S&P and Moody's.


(1) The Commitment Fee, Utilization Fee and Applicable Eurodollar Margins shall be determined by the highest of the two ratings assigned by S&P and Moody's to the Senior Debt. If the two ratings for the Senior Debt are two or more rating levels apart, the Commitment Fee, Utilization Fee and Applicable Eurodollar Margin shall be determined by reference to the rating level that is one rating level below the highest rating level in which the Senior Debt's ratings fall.

(2) Utilization Fee increases by 12.5 bps if ratings not achieved within 60 days after the Closing Date. The Utilization Fee shall apply to the aggregate amount borrowed under the Three-Year Credit Agreement and this Credit Agreement, and not individually to the Three-Year Credit Agreement and this Credit Agreement.

(3) If, in accordance with subsection 2.2(a), the Borrowers elect not to pay all or a portion of the unpaid principal amount of the Loans until the first anniversary of the 364-Day Commitment Termination Date, the Applicable Eurodollar Margin shall increase by an incremental 25 bps per Level. This increment to the Applicable Eurodollar Margin shall apply only to any Term-out Loan.

                                                            Amended and Restated
                                                        364-Day Credit Agreement
                                                                       EXHIBIT A


                              FORM OF 364-DAY NOTE

                                                              New York, New York
                                                                    July 3, 2000

         FOR VALUE RECEIVED, CHEVRON PHILLIPS CHEMICAL COMPANY LLC, a Delaware limited liability company (the "LLC"), CHEVRON PHILLIPS CHEMICAL COMPANY LP, a Delaware limited partnership which is wholly-owned, indirectly, by the LLC (the "LP"; and together with the LLC, the "Borrowers" and, each, a "Borrower"), jointly and severally promise to pay to the order of [Insert Name of Lender] (the "Lender") at the office of Bank of America, N.A., as Administrative Agent, located at 901 Main Street, Dallas, Texas 75202-3714, Attention: Corporate Loan Funds, (i) on the 364-Day Commitment Termination Date (as defined in the 364-Day Credit Agreement referred to below) or (ii) if in accordance with subsection 2.2(a) the Borrowers have extended the date upon which the principal amount of the Loans of the Lenders outstanding as of the 364-Day Commitment Termination Date will be due and payable, on the first anniversary of the 364-Day Commitment Termination Date; in each case in lawful money of the United States of America and in immediately available funds, the principal amount equal to the aggregate unpaid principal amount of all Loans made by the Lender to the Borrowers pursuant to subsections 2.1, 2.2, 2.3 and 2.4 of the 364-Day Credit Agreement. The Borrowers, jointly and severally, hereby further agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.10 of the 364-Day Credit Agreement. The holder of this Note is authorized to record the date and amount of each Loan made by the Lender, each payment of principal with respect thereto and each conversion or continuation made pursuant to subsection 2.7 of the 364-Day Credit Agreement, on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, and any such recordation shall constitute prima facie evidence, absent manifest error, of the accuracy of the information recorded; provided, that failure by the Lender to make any such recordation or any error in such recordation shall not affect the obligations of the Borrowers hereunder or under the 364-Day Credit Agreement.

         This Note is one of the Notes referred to in the Amended and Restated 364-Day Credit Agreement, dated as of the date hereof, among LLC and LP, each as a Borrower, the Lenders parties thereto, Bank of America, N.A., as the Administrative Agent, The Chase Manhattan Bank and ABN AMRO Bank, N.V., as the Co-Syndication Agents, and National Westminster Bank Plc, as the Documentation Agent (as amended, supplemented or otherwise modified from time to time, the "364-Day Credit Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined), is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. The Borrowers agree to pay all costs and expenses incurred by the Lender in connection with the enforcement of its rights and remedies under the 364-Day Credit Agreement and this Note.

                  Upon the occurrence of any one or more of the Events of Default specified in the 364-Day Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                           CHEVRON PHILLIPS CHEMICAL COMPANY LLC



                           By:
                                 -----------------------------------------------
                           Title:
                                 -----------------------------------------------



                           CHEVRON PHILLIPS CHEMICAL COMPANY LP



                           By:
                                 -----------------------------------------------
                           Title:
                                 -----------------------------------------------

                                                                      Schedule A
                                                                         to Note


                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS




                                 Amount                                   Amount of ABR Loans   Unpaid Principal
                              Converted to   Amount of Principal of ABR       Converted to        Balance of
Date    Amount of ABR Loans    ABR Loans            Loans Repaid            Eurodollar Loans       ABR Loans        Notation Made By

                                                                      Schedule B
                                                                         to Note


                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS




                                 Amount       Amount of Principal          Amount of ABR Loans   Unpaid Principal
                              Converted to          of ABR                    Converted to          Balance of
Date    Amount of ABR Loans    ABR Loans         Loans Repaid               Eurodollar Loans         ABR Loans      Notation Made By

                                                                      Schedule B
                                                                         to Note


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS



                                    Interest Period   Amount of        Amount of
        Amount of      Amount          Eurodollar     Principal     Eurodollar Loans   Unpaid Principal
       Eurodollar   Converted to       Rate with     of Eurodollar   Converted to         Balance of           Notation
Date     Loans    Eurodollar Loans  Respect Thereto  Loans Repaid      ABR  Loans      Eurodollar Loans        Made By

                                    Interest Period   Amount of        Amount of
        Amount of      Amount          Eurodollar     Principal     Eurodollar Loans   Unpaid Principal
       Eurodollar   Converted to       Rate with     of Eurodollar   Converted to         Balance of           Notation
Date     Loans    Eurodollar Loans  Respect Thereto  Loans Repaid      ABR  Loans      Eurodollar Loans        Made By

                                                            Amended and Restated
                                                        364-Day Credit Agreement
                                                                       EXHIBIT B



                        FORM OF ASSIGNMENT AND ACCEPTANCE



         Reference is made to the Amended and Restated 364-Day Credit Agreement dated as of July 3, 2000 (as amended, supplemented or otherwise modified from time to time, the "364-Day Credit Agreement"), among CHEVRON PHILLIPS CHEMICAL COMPANY LLC, a Delaware limited liability company (the "LLC"), CHEVRON PHILLIPS CHEMICAL COMPANY LP, a Delaware limited partnership which is wholly-owned, indirectly, by the LLC (the "LP"; and together with the LLC, the "Borrowers" and, each, a "Borrower"), the Lenders parties thereto, Bank of America, N.A., as the Administrative Agent, The Chase Manhattan Bank and ABN AMRO Bank, N.V., as the Co-Syndication Agents, and National Westminster Bank Plc, as the Documentation Agent. Unless otherwise defined herein, terms defined in the 364-Day Credit Agreement and used herein shall have the meanings given to them in the 364-Day Credit Agreement.

                    (the "Assignor") and      (the "Assignee") agree as follows:


         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Effective Date (as defined below), a ___% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the 364- Day Credit Agreement with respect to the credit facility contained in the 364-Day Credit Agreement as are set forth on SCHEDULE 1 (the "Assigned Facility"), in a principal amount for the Assigned Facility as set forth on SCHEDULE 1.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the 364-Day Credit Agreement or any other instrument or document furnished pursuant thereto or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the 364-Day Credit Agreement, any Note or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the Assigned Facility and the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or their Subsidiaries or the performance or observance by the Borrowers of any of their obligations under the 364-Day Credit Agreement or any Note or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facility and (i) requests that the Administrative Agent, upon request by the Assignee, exchange any attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange any attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective
Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the 364-Day Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 3.5 or 5.2, as available, thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the 364-Day Credit Agreement, any Notes or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the 364-Day Credit Agreement, any Notes or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the 364-Day Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the 364-Day Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.15(b) of the 364-Day Credit Agreement.

         4. The effective date of this Assignment and Acceptance shall be      ,
20        (the "Transfer Effective Date"). Following the execution of this
Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the 364-Day Credit Agreement, effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         5. Upon such acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Transfer Effective Date and to the Assignee for amounts which have accrued subsequent to the Transfer Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the

Transfer Effective Date or with respect to the making of this assignment directly between themselves.

         6. From and after the Transfer Effective Date, (a) the Assignee shall be a party to the 364-Day Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the 364-Day Credit Agreement.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   SCHEDULE 1
                          TO ASSIGNMENT AND ACCEPTANCE
 RELATING TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT,
                        DATED AS OF JULY 3, 2000, AMONG
            CHEVRON PHILLIPS CHEMICAL COMPANY LLC, AS A BORROWER, AND
              CHEVRON PHILLIPS CHEMICAL COMPANY LP, AS A BORROWER,
             THE SEVERAL LENDERS FROM TIME TO TIME PARTIES THERETO,
                 BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT,
               THE CHASE MANHATTAN BANK, AS CO-SYNDICATION AGENT,
                   ABN AMRO BANK, N.V., AS CO-SYNDICATION, AND
              NATIONAL WESTMINSTER BANK PLC, AS DOCUMENTATION AGENT
--------------------------------------------------------------------------------


Name of Assignor:

Name of Assignee:

Transfer Effective Date:

          Principal
    Amount Assigned                         Commitment Percentage Assigned (1)
--------------------------------------------------------------------------------
          $                                                    %
           -------                                      -------

      [Name of Assignee]                           [Name of Assignor]

By:                                         By:
  -------------------------                    -----------------------------
Name:                                       Name:
Title:                                      Title:


-------------
(1) Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Banks.

Accepted:                                     Consented To(2):

BANK OF AMERICA, N.A., as                     CHEVRON PHILLIPS CHEMICAL
Administrative Agent and Same Day             COMPANY LLC, as a Borrower
Lender
                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:
By:
  -------------------------
Name:                                         CHEVRON PHILLIPS CHEMICAL
Title:                                        COMPANY LP, as a Borrower

                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:


----------------
(2) Not required during the occurrence and continuation of an Event of Default under subsection 7.1(g) or (h).

                                                                Exhibit C to the
                                                            Amended and Restated
                                                        364-Day Credit Agreement

                                     FORM OF
                               CLOSING CERTIFICATE
                                       OF
                   CHEVRON PHILLIPS CHEMICAL COMPANY [LLC][LP]

         Reference is made to the (i) AMENDED AND RESTATED THREE-YEAR CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, the "Three-Year Agreement"), dated as of July 3, 2000, among Chevron Phillips Chemical Company LLC, a Delaware limited liability company (the "LLC"), and Chevron Phillips Chemical Company LP, a Delaware limited partnership wholly-owned indirectly by the LLC (the "LP"), each as a Borrower, the Lenders, Bank of America, NA., as the Administrative Agent, The Chase Manhattan Bank and ABN AMRO Bank, N.V., as the Co-Syndication Agents, and National Westminster Bank Plc, as the Documentation Agent, and (ii) AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, the "364-Day Agreement"; together with the Three-Year Agreement, the "Agreements"), dated as of July 3, 2000, among the LLC and the LP, each as a Borrower, the 364-Day Lenders, Bank of America, NA., as the Administrative Agent, The Chase Manhattan Bank and ABN AMRO Bank, N.V., as the Co-Syndication Agents, and National Westminster Bank Plc, as the Documentation Agent. Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Three-Year Agreement. However, the insertion of the term "364-Day" before any capitalized term herein shall mean that such capitalized term shall have the meaning herein that it has in the 364-Day Agreement. This certificate is being delivered pursuant to Section 4.1(b) of the Three-Year Agreement and Section 4.1(b) of the 364-Day Agreement.

         I, J.M. McKee, Vice President and Treasurer of Chevron Phillips Chemical Company [LLC][LP], HEREBY CERTIFY that:

                  (a) The representations and warranties contained in subsections 3.4 and 3.5 are made as of the Closing Date and were true and correct as of the Closing Date, and each of the other representations and warranties made by the [LLC][LP] in or pursuant to each Agreement are true and correct in all material respects on and as of the date hereof;

                  (b) No Default or Event of Default has occurred and is continuing on the date hereof or will occur after giving effect to the extensions of credit requested to be made on the date hereof; and

                  (c) Any governmental and third party approvals necessary and material in connection with the financing contemplated by each Agreement and the continuing operations of the [LLC][LP] and its Subsidiaries have been obtained and are in full force and effect.

                  (d) The "Closing Date" (as defined in the Contribution Agreement) has occurred.

                                                             Closing Certificate
                                                            Amended and Restated
                                                 to the 364-Day Credit Agreement


         IN WITNESS WHEREOF, I have hereunto signed my name this 14th day of August, 2000.



                                           -------------------------------------
                                           Name:    J.M. McKee
                                           Title:   Vice President and Treasurer

                                                                Exhibit D to the
                                                            Amended and Restated
                                                        364-Day Credit Agreement

                                     FORM OF
                            CERTIFICATE OF SECRETARY
                                       OF
                   CHEVRON PHILLIPS CHEMICAL COMPANY [LLC][LP]


         Reference is made to the (i) AMENDED AND RESTATED THREE-YEAR CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, the "Three-Year Agreement"), dated as of July 3, 2000, among Chevron Phillips Chemical Company LLC, a Delaware limited liability company (the "LLC"), and Chevron Phillips Chemical Company LP, a Delaware limited partnership wholly-owned indirectly by the LLC (the "LP"), each as a Borrower, the Lenders, Bank of America, NA., as the Administrative Agent, The Chase Manhattan Bank and ABN AMRO Bank, N.V., as the Co-Syndication Agents, and National Westminster Bank Plc, as the Documentation Agent, and (ii) AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, the "364-Day Agreement"; together with the Three-Year Agreement, the "Agreements"), dated as of July 3, 2000, among the LLC and the LP, each as a Borrower, the 364-Day Lenders, Bank of America, NA., as the Administrative Agent, The Chase Manhattan Bank and ABN AMRO Bank, N.V., as the Co-Syndication Agents, and National Westminster Bank Plc, as the Documentation Agent. Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Three-Year Agreement. However, the insertion of the term "364-Day" before any capitalized term herein shall mean that such capitalized term shall have the meaning herein that it has in the 364-Day Agreement. This certificate is being delivered pursuant to Section 4.1(c) of the Three-Year Agreement and Section 4.1(c) of the 364-Day Agreement.

         I, Dale J. Billam, Assistant Secretary of Chevron Phillips Chemical Company [LLC][LP], DO HEREBY CERTIFY that:

                  (a) annexed hereto as Exhibit A is a true and correct copy of the Certificate of [Formation of the LLC][Partnership of the LP] as in effect on [Date] and at all times thereafter through the date hereof;

                  (b) annexed hereto as Exhibit B is a true and correct copy of the [Limited Liability Company Agreement of the LLC][Partnership Agreement of the LP] as in effect on [Date] and at all times thereafter through the date hereof;

                  (c) annexed hereto as Exhibit C is a true and correct copy of certain resolutions duly adopted by the [Board of Directors of the LLC at a meeting of said Board of Directors duly called and held][General Partner of the LP] on [Date(s)], which resolutions are the only resolutions adopted by the [Board of Directors of the LLC][General Partner of the LP] or any committee thereof relating to the Agreements and the Notes and borrowings by the [LLC][LP] thereunder and have not been revoked, amended, supplemented or modified and are in full force and effect on the date hereof; and

                                                         Secretary's Certificate
                                                            Amended and Restated
                                                 to the 364-Day Credit Agreement


                  (d) each of the persons named below is and has been at all times since [Date] a duly elected and qualified officer of the [LLC] [LP] holding the respective office set forth opposite his or her name and the signature set forth opposite the name of each such person is his or her genuine signature:



                  Name                   Title                Specimen Signature
[Include all officers of the
[LLC][LP] who are signing the
Agreements, the Notes or any
closing document.]


             [Remainder of page left blank intentionally; Signature
                                page to follow.]

                                                         Secretary's Certificate
                                                            Amended and Restated
                                                 to the 364-Day Credit Agreement


         IN WITNESS WHEREOF, I have hereunto signed my name this 14th day of August, 2000.



                                                --------------------------------
                                                Name:    Dale J. Billam
                                                Title:   Assistant Secretary

                                                                       EXHIBIT E












(212) 455-7110                                               J_Thomas@stblaw.com




                                                August 14, 2000



Bank of America, N.A., as
     Administrative Agent for the
     Lenders listed on Schedule I hereto
333 Clay Street, Suite 4550
Houston, Texas 77002
Attention: Claire Liu

and

The Agents and Lenders listed
     on Schedule 1 hereto

         Re: $900,000,000 Amended and Restated Three-Year Revolving Credit Facility
                  $900,000,000 Amended and Restated 364-Day Revolving Credit Facility


Ladies and Gentlemen:

               We have acted as counsel to the Chevron Phillips Chemical Company LLC, a Delaware limited liability company (the "LLC") owned equally by Phillips Petroleum Company and Chevron U.S.A. Inc., and Chevron Phillips Chemical Company LP, a Delaware limited partnership wholly-owned, indirectly, by the LLC (the "LP"; and, together with the LLC, the "Borrowers"), in connection with the preparation, execution and delivery of the following documents:

               a. the Amended and Restated Three-Year Credit Agreement, dated as of July 3, 2000 (the "Three-Year Credit Agreement"), among the Borrowers, the Lenders, Bank of America, N.A., as administrative agent (the "Administrative Agent"), The Chase Manhattan Bank and ABN AMRO Bank, N.V., as co-syndication agents (the "Co-Syndication Agents"), and National Westminster Bank Plc, as documentation agent (the "Documentation Agent"); and

               b. the Amended and Restated 364-Day Credit Agreement, dated as of July 3, 2000 (the "364-Day Credit Agreement"; and, collectively with the Three-Year Credit Agreement, the "Credit Agreements"), among the Borrowers, the 364-Day Lenders, the Administrative Agent, the Co-Syndication Agents, and the Documentation Agent.

Bank of America, N.A.,                                           August 14, 2000
   as Administrative Agent



Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Three-Year Credit Agreement. However, the insertion of the term "364-Day" before any capitalized term herein shall mean that such capitalized term shall have the meaning herein that it has in the 364-Day Credit Agreement. This opinion is furnished to you pursuant to subsection 4.1(e) of the Three-Year Credit Agreement and subsection 4.1(e) of the 364-Day Credit Agreement.

               In connection with this opinion, we have examined:

               (A) the Three-Year Credit Agreement, signed by the Borrowers and by the Administrative Agent, the Co-Syndication Agents, the Documentation Agent and the Lenders;

               (B) the 364-Day Credit Agreement, signed by the Borrowers and by the Administrative Agent, the Co-Syndication Agents, the Documentation Agent and the 364-Day Lenders; and

               (C) forms of any Notes to be delivered after the date hereof.

               We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Borrowers. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Credit Agreements.

               In rendering the opinions set forth below, we have assumed the genuineness of all signatures (other than officers of the Borrower), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

               In rendering the opinion set forth in paragraph 6 below with respect to the Notes, we have assumed that at the time of any execution and delivery of Notes after the date hereof, the Board of Directors of the LLC and the General Partner of the LP (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors or the General Partner, as applicable) has not taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Notes.

               Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

             1. The LLC (a) has been duly incorporated and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, (b) has the corporate power and authority to execute and deliver each of the Credit Agreements and each Note and to borrow and perform its obligations thereunder and (c) has duly authorized, executed and delivered each Credit Agreement.

Bank of America, N.A.,                                           August 14, 2000
   as Administrative Agent



               2. The LP (a) has been duly organized and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware, (b) has the partnership power and authority to execute and deliver each of the Credit Agreements and each Note and to borrow and perform its obligations thereunder and (c) has duly authorized, executed and delivered each Credit Agreement.

               3. The execution and delivery by the LLC of the Credit Agreements and each Note, its borrowings in accordance with the terms of the Credit Agreements and performance of its payment and other obligations thereunder will not result in any violation of (1) its Certificate of Formation or its Limited Liability Company Agreement, (2) assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreements, any Federal or New York statute or the Delaware Limited Liability Company Law or any rule or regulation issued pursuant to any New York or Federal statute or the Delaware Limited Liability Company Law.

               4. The execution and delivery by the LP of the Credit Agreements and each Note, its borrowings in accordance with the terms of the Credit Agreements and performance of its payment and other obligations thereunder will not result in any violation of (1) its Certificate of Partnership or its Partnership Agreement, (2) assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreements, any Federal or New York statute or the Delaware Uniform Limited Partnership Act or any rule or regulation issued pursuant to any New York or Federal statute or the Delaware Uniform Limited Partnership Act.

               5. No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Limited Liability Company Law or the Delaware Uniform Limited Partnership Act is required for the execution and delivery by either Borrower of the Credit Agreements and each Note, the borrowings by either Borrower in accordance with the terms of the Credit Agreements and each Note or the performance by the Borrowers of their payment obligations under the Credit Agreements and each Note.

               6. Each Credit Agreement constitutes, and each Note delivered to a Lender after the date hereof, assuming the due execution and delivery by each Borrower which is the maker of such Note, will constitute, the valid and legally binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms.

               7. Neither Borrower is an "investment company" company" or a company "controlled" by an "investment company", within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

               In issuing our opinion in paragraph 6, we have assumed that each of the Credit Agreements is a valid and legally binding obligation of each of the Lenders parties thereto.
               Our opinion in paragraph 6 above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general application relating to or affecting creditors' rights generally, (ii) general equitable principles

Bank of America, N.A.,                                           August 14, 2000
   as Administrative Agent

(whether considered in a proceeding in equity or at law and (iii) an implied covenant of good faith and fair dealing.

               We express no opinion with respect to: (a) the effect of any provision of the Credit Agreements which is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto;
(b) the effect of any provision of the Credit Agreements insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law; (c) the effect of any provision of the Credit Agreements imposing penalties or forfeitures; (d) the enforceability of any provision of any of the Credit Agreements to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; and (e) the effect of any provision of the Credit Agreements relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

               In connection with the provisions of the Credit Agreements whereby the parties submit to the jurisdiction of the courts of the United States of America located in the State of New York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the Federal courts.

               We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States, the Delaware Limited Liability Company Law and the Delaware Uniform Limited Partnership Act.

               This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.


Very truly yours,




SIMPSON THACHER & BARTLETT

                                                                      SCHEDULE I








                           THE AGENTS AND THE LENDERS


Bank of America, N.A.,
     as Administrative Agent and as a Lender

The Chase Manhattan Bank,
     as Co-Syndication Agent and as a Lender

ABN AMRO Bank, N.V.,
     as Co-Syndication Agent and as a Lender

National Westminster Bank Plc,
     as Documentation Agent and as a Lender

The Bank of New York,
     as a Lender

Barclays Bank Plc,
     as a Lender

Bayerische Landesbank Girozentrale, Cayman Islands Branch, as a Lender

Citibank, N.A.,
     as a Lender

The Dai-Ichi Kangyo Bank, Ltd., New York Branch, as a Lender

The Fuji Bank, Limited,
     as a Lender

The Industrial Bank of Japan, Limited, New York Branch, as a Lender

The Sumitomo Bank, Limited,
     as a Lender

Westdeutsche Landesbank Girozentrale, New York Branch, as a Lender

Banca Intesa, S.p.A.,
     as a Lender

Banca Nazionale del Lavoro S.p.A., New York Branch, as a Lender

The Bank of Tokyo-Mitsubishi, Ltd.,
     as a Lender

Bank One, NA (Chicago),
     as a Lender

Banca di Roma - Chicago Branch,
     as a Lender

Banca Monte dei Paschi di Siena S.p.A.,
     as a Lender

Banco di Napoli S.p.A.,
     as a Lender

SunTrust Bank,
     as a Lender

                                                                Exhibit F to the
                                                            Amended and Restated
                                                        364-Day Credit Agreement


                            FORM OF BORROWING REQUEST



Bank of America, N.A.,
as Administrative Agent
901 Main Street, 14th Floor
Dallas, Texas 75202

Attention:  Ben Cosgrove

                                                                       [Date(1)]

Dear Sirs and Madams:

         The undersigned, Chevron Phillips Chemical Company [LLC][LP] (the "Requesting Borrower") refers to the Amended and Restated 364-Day Credit Agreement dated as of July 3, 2000 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "364-Day Credit Agreement"), among Chevron Phillips Chemical Company LP and Chevron Phillips Chemical Company LLC, each as a Borrower; the several Lenders from time to time party thereto; Bank of America, N.A., as Administrative Agent; The Chase Manhattan Bank and ABN AMRO Bank, N.V., as Co-Syndication Agents; and National Westminster Bank Plc, as Documentation Agent. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the 364-Day Credit Agreement.

         The Requesting Borrower hereby gives you notice pursuant to Section 2.3 of the 364-Day Credit Agreement that it requests a [Eurodollar][ABR] Loan under the 364-Day Credit Agreement, and in that connection sets forth below the terms on which such [Eurodollar][ABR] Loan is requested to be made:

                  (A)      [the amount to be borrowed(2)],

                  (B)      [the requested Borrowing Date],
--------

(1) Prior to 1:00 P.M., New York City time, at least three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, and prior to 1:00 P.M., New York City time, on the Borrowing Date, in the case of ABR Loans.

(2) In an aggregate principle amount of the lesser of (1) $10,000,000 or a whole multiple of $1,000,000 in excess thereof, and (2) the Available Commitments.

                  (C)      [Interest rate basis(3)] and

                  (D) [length of the Interest Period for each Eurodollar Loan requested herein(4)].

         Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Requesting Borrower shall be deemed to have represented and warranted that the conditions specified in Section 4.2 of the 364-Day Credit Agreement have been satisfied.

                                                       Very truly yours,

                                                       CHEVRON PHILLIPS CHEMICAL
                                                       COMPANY [LLC][LP]




                                                       By:
                                                          ---------------------
                                                           Name:
                                                           Title:

--------

(3) Eurodollar Rate, ABR Rate or a combination thereof. If no election as to the Type of borrowing is specified, the borrowing shall be an ABR borrowing.

(4) If no Interest Period is specified, the Interest Period shall be deemed to be one month.

                                                                Exhibit G to the
                                                            Amended and Restated
                                                        364-Day Credit Agreement


                          FORM OF EXEMPTION CERTIFICATE

         Reference is made to the Amended and Restated 364-Day Credit Agreement, dated as of July 3, 2000 (as amended, supplemented or otherwise modified from time to time, the "364-Day Credit Agreement"), among Chevron Phillips Chemical Company LP and Chevron Phillips Chemical Company LLC, each as a Borrower; the several Lenders from time to time party thereto; Bank of America, N.A., as Administrative Agent; The Chase Manhattan Bank and ABN AMRO Bank, N.V., as Co-Syndication Agents; and National Westminster Bank Plc, as Documentation Agent. Unless otherwise defined herein, terms defined in the 364-Day Credit Agreement and used herein shall have the meanings given to them in the 364-Day Credit Agreement. [Name of Non-U.S. Lender] (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.16(b) of the 364-Day Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

                  1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

                  2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

                           (a) the Non-U.S. Lender is not subject to regulatory
                  or other legal requirements as a bank in any jurisdiction; and

                           (b) the Non-U.S. Lender has not been treated as a
                  bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

                  3. The Non-U.S. Lender is not a 10-percent shareholder of either Borrower within the meaning of Section 881(c)(3)(B) of the Code.

                  4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                   [NAME OF NON-U.S. LENDER]


                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                   Date:
                                       ----------------------------------------

                                                                Exhibit H to the
                                                            Amended and Restated
                                                        364-Day Credit Agreement

                       FORM OF SAME DAY BORROWING REQUEST


Bank of America, N.A.,
as Administrative Agent
901 Main Street, 14th Floor
Dallas, Texas 75202

Attention:  Ben Cosgrove

                                                                      [Date(1)]

Dear Sirs and Madams:

         The undersigned, Chevron Phillips Chemical Company [LLC][LP] (the "Requesting Borrower") refers to the Amended and Restated 364-Day Credit Agreement dated as of July 3, 2000 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "364-Day Credit Agreement"), among Chevron Phillips Chemical Company LP and Chevron Phillips Chemical Company LLC, each as a Borrower; the several Lenders from time to time party thereto; Bank of America, N.A., as Administrative Agent; The Chase Manhattan Bank and ABN AMRO Bank, N.V., as Co-Syndication Agents; and National Westminster Bank Plc, as Documentation Agent. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the 364-Day Credit Agreement. The Requesting Borrower hereby gives you notice pursuant to Section 2.4 of the 364-Day Credit Agreement that it requests a Same Day Loan under the 364-Day Credit Agreement, and in that connection sets forth below the terms on which such Same Day Loan is requested to be made:

                  (A)      Date of Same Day Loan (which is a Business Day),

                  (B)      Principal Amount of Same Day Loan(2), and

                  (C) Length of Interest Period for each Same Day Loan requested herein.(3)


         Upon acceptance of any or all of the Loans made by the Same Day Lender in response to this request, the Requesting Borrower shall be deemed to have represented and warranted that the conditions specified in Section 4.2 of the Credit Agreement have been satisfied.


                                             Very truly yours,


                                             CHEVRON PHILLIPS CHEMICAL
                                             COMPANY [LLC][LP]

                                             By:



--------

(1) Not later than 2:00 P.M., New York City time, on the day of a proposed Same Day Loan.

(2)      In an aggregate principal amount of the lesser of (1) $1,000,000, and
         (2) the then Available Commitments with respect to Same Day Loans.

(3) Commences on the Borrowing Date and ends (a) on a Business Day not later than 15 days after such Borrowing Date, or (b) if an Interest Period is not specified, on the first Business Day after the Borrowing Date.

                                                               Exhibit I to the
                                                           Amended and Restated
                                                       364-Day Credit Agreement



                   FORM OF CONVERSION OR CONTINUATION REQUEST



Bank of America, N.A.,
as Administrative Agent
901 Main Street, 14th Floor
Dallas, Texas 75202


Attention:  Ben Cosgrove

                                                                     [Date]

Dear Sirs and Madams:

         The undersigned, Chevron Phillips Chemical Company [LLC][LP] (the "Requesting Borrower") refers to the Amended and Restated 364-Day Credit Agreement dated as of July 3, 2000 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "364-Day Credit Agreement"), among Chevron Phillips Chemical Company LP and Chevron Phillips Chemical Company LLC, each as a Borrower; the several Lenders from time to time party thereto; Bank of America, N.A., as Administrative Agent; The Chase Manhattan Bank and ABN AMRO Bank, N.V., as Co-Syndication Agents; and National Westminster Bank Plc, as Documentation Agent. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the 364-Day Credit Agreement.

         Pursuant to Section 2.7 of the 364-Day Credit Agreement, this Notice of Conversion/Continuation (the "Notice") represents the Requesting Borrower's irrevocable election to [insert one or more of the following]:

                    (1) Convert $ __________ in aggregate principal amount of ABR Loans to Eurodollar Loans on ______________ , 20__(1). The initial Interest Period for such Eurodollar Loans is requested to be a ___________ month period.

                    (2) Convert $ __________ in aggregate principal amount of Eurodollar Loans with a current Interest Period ending _________ , 20__ to ABR Loans on _________ , 20__(2).

                    (3) Continue as Eurodollar Loans $ _________ in aggregate principal amount of Eurodollar Loans with a current Interest Period ending __________ , 20__(3). The succeeding Interest Period is requested to be a _________ month period.


                                                    Very truly yours,


                                                    CHEVRON PHILLIPS CHEMICAL
                                                    COMPANY [LLC][LP]

                                                    By:




--------

(1)     Not later than three Business Days' prior irrevocable notice.

(2) Not later than 1:00 PM, New York City time, on a Business Day; provided, that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto.

(3) Only may be continued as such upon the expiration of the then current Interest Period with respect thereto.